As filed with the U.S. Securities and Exchange Commission on August 25, 2026.

Registration No. [     ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HAOXIN HOLDINGS LIMITED 昊鑫控股有限公司

(Exact name of Registrant as specified in its charter)

Cayman Islands	4210	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 901, No.1 Xingye Yi Road

Ningbo Free Trade Zone

Ningbo, Zhejiang Province 315807

People’s Republic of China

+86 574-87865995

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

copies to:

Charles Yongjun Fu Esq. GH LAW FIRM LLC 880 Third Avenue, 5th Flr. New York, NY 10022 (212) 705–8798	Mitchell Nussbaum, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy the securities in any jurisdiction where such offer or sale is not permitted.

Preliminary Prospectus

Dated August 25, 2026

HAOXIN HOLDINGS LIMITED

18,000,000 Class A Ordinary Shares

This prospectus relates to the offer and sale from time to time of up to 18,000,000 Class A Ordinary Shares, par value $0.0001 per share (the “Class A Ordinary Shares”), by Mermaid Money LLC (the “Investor”, “Selling Securityholder” or “Mermaid Money”), a Wyoming limited liability company. The 18,000,000 Class A Ordinary Shares being registered for resale under this prospectus consist of: (a) up to 8,078,421 Class A Ordinary Shares (the “Purchase Shares”) that we may elect, in our sole discretion, to issue and sell to the Investor from time to time under the Equity Line of Credit Agreement, dated June 2, 2026, by and between us and the Investor (the “ELOC Agreement”), under which we may sell to the Investor up to $30,000,000 of Class A Ordinary Shares, (b) up to an aggregate of 5,121,579 Class A Ordinary Shares consisting of (i) up to 2,753,158 Class A Ordinary Shares issuable to the Investor as consideration for it entering into the ELOC Agreement, including any make-whole shares issuable pursuant to the transaction documents (the “Commitment Shares”), and (ii) up to 2,368,421 Class A Ordinary Shares issuable upon exercise of the Commitment Warrant issued to the Investor (the “Commitment Warrant Shares”), and (c) up to 4,800,000 Class A Ordinary Shares issuable upon conversion of the two senior convertible promissory notes issued to the Investor pursuant to the Note Purchase Agreement, dated June 2, 2026, by and between us and the Investor (the “Note Purchase Agreement”), subject to the applicable floor price under the notes. The exercise price of the Commitment Warrant is fixed and is not subject to any reset provision.

Although the transaction documents provide for the potential issuance of up to an aggregate of 89,407,293 Class A Ordinary Shares to the Investor, only the 18,000,000 Class A Ordinary Shares described above are being registered for resale under the registration statement of which this prospectus forms a part.

We will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Securityholder pursuant to this prospectus. However, we have received or expect to receive proceeds from the issuance and sale of the senior convertible promissory notes under the Note Purchase Agreement, may receive up to $30,000,000 in aggregate gross proceeds from sales of Class A Ordinary Shares to the Investor under the ELOC Agreement, subject to the terms and conditions thereof, and may receive proceeds upon any cash exercise of the Commitment Warrant.

We are registering the securities for resale pursuant to the Selling Securityholder’s registration rights under the Registration Rights Agreement between us and the Selling Securityholder. The Selling Securityholder may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. Please see “Plan of Distribution” for more information.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our Class A Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “HXHX.” On August 23, 2026, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $0.51 per share.

Although the transaction documents provide for the potential issuance of up to an aggregate of 89,407,293 Class A Ordinary Shares to the Investor, only the 18,000,000 Class A Ordinary Shares described above are being registered for resale under the registration statement of which this prospectus forms a part. As of the date of this prospectus, none of the 18,000,000 Class A Ordinary Shares being registered for resale under this prospectus has been issued to the Selling Securityholder. If all such Class A Ordinary Shares were issued and outstanding, they would represent approximately 66.8% of the total number of our outstanding Class A Ordinary Shares as of the date of this prospectus. The Class A Ordinary Shares registered for resale under this prospectus represent a substantial percentage of our outstanding Class A Ordinary Shares. The sale of all securities being offered in this prospectus could result in a significant decline in the public trading price of our Class A Ordinary Shares. Public shareholders may not experience a similar rate of return on the securities they purchase due to differences in the prices at which the Selling Securityholder may acquire the Class A Ordinary Shares covered by this prospectus and the then-current trading price of our Class A Ordinary Shares.

We are a “foreign private issuer” and an “emerging growth company,” as defined under applicable U.S. federal securities laws, and are subject to reduced public company reporting requirements. Investing in our Class A Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 17 of this prospectus.

The Company is incorporated in the Cayman Islands and conducts a majority of its operations through its wholly-owned subsidiaries, including Ningbo Haoxin International Logistics Co., Ltd., and outside the United States. The majority of the Company’s assets are located outside the United States. A majority of the Company’s officers reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals outside of the United States if you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside of the United States could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s officers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2026

Neither we nor the Selling Securityholder have authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus, any related free writing prospectus prepared by us or on our behalf or otherwise authorized by us, or any amendment or supplement to this prospectus. Neither we nor the Selling Securityholder take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered by this prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in, or incorporated by reference into, this prospectus is accurate only as of the respective dates of this prospectus or such incorporated documents, regardless of the time of delivery of this prospectus or any sale of the Class A Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since such dates.

For investors outside the United States: Neither we nor the Selling Securityholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offer and sale of the Class A Ordinary Shares offered by this prospectus and the distribution of this prospectus outside the United States.

Our financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate our expected results for any future periods.

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Prospectus Summary

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus.

Overview

Haoxin Cayman

We are a provider of temperature-controlled truckload service and urban delivery services in China with over 22 years of experience in the transportation industry. We started our urban delivery service business in 2003 and started expanding our business into temperature-controlled truckload service in 2016. We currently conduct all our operations through our subsidiaries, Ningbo Haoxin and Zhejiang Haoxin. We recently established Yiwu Haitong International Logistics Co., Ltd. (“Yiwu Haitong”), a wholly owned subsidiary, on August 13, 2026. Yiwu Haitong has not commenced operations as of the date of this Prospectus and is expected to provide international logistics services using an electric commercial vehicle fleet. Longanda and Haiyue were divested in the first half of 2025, and such disposal has not impacted the steady growth of the Company’s business. The goods we take charge of transporting focus on factory logistics, which include electronic devices, chemicals, fruit, food, and commercial goods. After continuous development, we have been recognized and accredited by the China Federation of Logistics and Purchasing as a 3A-Grade transportation service provider.

As of the date of this Prospectus, we operate a truckload fleet with 165 tractors and 157 trailers, none of which are under any finance lease. Given the large scale of our fleet, we offer both network density and broad geographic coverage to meet our customers’ diverse transportation needs within the PRC. Our business has created a successful business model that has allowed us to expand our customer base and market coverage whilst maintaining good relationships with our existing customers.

Our mission is to become the most reliable and sustainable transportation company that specialize in temperature-controlled truckload services in China by offering punctual, cost-effective, capable and intelligent transportation services, while maintaining a sizeable fleet of transportation vehicles of our own as well as reliable subcontracting arrangements. Given that the transportation industry in many regions of China is still underrepresented, we aim to capture additional market share by leveraging our strengths we have developed during the past 22 years and continue to grow our business by implementing a number of strategies.

Recent Development

Nasdaq Minimum Bid Price Notice

On December 15, 2025, we received a written notification from Nasdaq notifying us that we were not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2), as the closing bid price of our Class A Ordinary Shares was below $1.00 per share for 31 consecutive business days from October 30, 2025 to December 12, 2025. The notice has no immediate effect on the listing or trading of our Class A Ordinary Shares, which continue to trade on the Nasdaq Capital Market under the symbol “HXHX.”

Under Nasdaq Listing Rule 5810(c)(3)(A), we had a 180-calendar-day compliance period, ending on June 15, 2026, to regain compliance with the minimum bid price requirement. On June 15, 2026, the Company submitted a request to Nasdaq for an additional 180 calendar days extension to regain compliance with the minimum bid price requirement and on June 17, 2026, we received a letter from Nasdaq advising that the Company had been granted an additional 180 calendar days extension, or until December 14, 2026, to regain compliance with the minimum bid price requirement. Nasdaq’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

We will continue to monitor the closing bid price of its Class A Ordinary Shares and may, if appropriate, consider implementing available options, including implementing a reverse stock split, to regain compliance with the minimum bid price requirement. There can be no assurance that we will regain compliance with the minimum bid price requirement or otherwise maintain compliance with Nasdaq’s continued listing requirements. If we do not regain compliance within the additional compliance period, Nasdaq will provide notice that the Company’s securities will be subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel, although there can be no assurance that such an appeal would be successful.

Recent Financing Transactions

Note Purchase Agreement

On June 2, 2026, we entered into a Note Purchase Agreement with Mermaid Money, a United States limited liability company, pursuant to which we agreed to issue and sell to the Investor two senior convertible promissory notes, each in the original principal amount of $600,000, for an aggregate original principal amount of $1,200,000. Each Note has a purchase price of $500,000, resulting in an aggregate purchase price of $1,000,000 and an original issue discount of $100,000 per Note. The Notes are convertible into our Class A Ordinary Shares, subject to the terms and limitations set forth therein. The conversion price under the Notes is, as of the applicable conversion date, the greater of (i) the floor price and (ii) 90% of the lowest traded price of our Class A Ordinary Shares over the five trading-day period immediately before such conversion date, subject to adjustment as provided in the Notes. The Notes are subject to a 4.99% beneficial ownership limitation and contain customary events of default and other provisions.

Equity Line of Credit Agreement

On June 2, 2026, we entered into an Equity Line of Credit Agreement with the Investor. Subject to the terms and conditions of the ELOC Agreement, we may elect, in our sole discretion, to issue and sell to the Investor from time to time up to $30,000,000 of newly issued Class A Ordinary Shares. We are not obligated to sell any Class A Ordinary Shares to the Investor under the ELOC Agreement. Under the ELOC Agreement, we may deliver either Rapid Purchase Notices or VWAP Purchase Notices. The Rapid Purchase Price is the average of the three lowest traded prices of our Class A Ordinary Shares during the applicable Rapid Purchase Valuation Period. The VWAP Purchase Price is 97% of the lowest daily VWAP of our Class A Ordinary Shares during the applicable VWAP Purchase Valuation Period. The amount of Class A Ordinary Shares that we may sell pursuant to any Rapid Purchase Notice or VWAP Purchase Notice is subject to the applicable purchase notice limits, trading volume limitations, beneficial ownership limitation and other terms and conditions set forth in the ELOC Agreement.

Commitment Shares and Commitment Warrant

In connection with the ELOC Agreement, we agreed to issue to the Investor 2,753,158 Class A Ordinary Shares in accordance with the terms of the ELOC Agreement and the Registration Rights Agreement, including any make-whole shares required to be issued pursuant to the transaction documents (the “Commitment Shares”). We also issued to the Investor a Commitment Warrant to purchase up to 2,368,421 Class A Ordinary Shares at an exercise price of $0.456 per share, subject to adjustment. The Commitment Warrant has a two-year term from the initial exercise date. The Commitment Warrant may be exercised for cash or, after the six-month anniversary of the initial exercise date if there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares, on a cashless basis, and is subject to the beneficial ownership limitation set forth therein.

Registration Rights Agreement

On June 2, 2026, we entered into a Registration Rights Agreement with the Investor, pursuant to which we agreed to file a registration statement registering the resale by the Investor of the registrable securities covered thereby. The registrable securities include Class A Ordinary Shares that may be issued under the ELOC Agreement, Class A Ordinary Shares issuable upon exercise of the Commitment Warrant, Class A Ordinary Shares issuable upon conversion of the Notes, and certain other Class A Ordinary Shares issued or issuable to the Investor pursuant to the ELOC Agreement or the Note Purchase Agreement. The registrable securities also include Commitment Shares, including any Make-Whole Shares, and any Class A Ordinary Shares issued or issuable with respect to the foregoing as a result of any stock split, stock dividend, recapitalization, exchange or similar event, in each case as provided in the Registration Rights Agreement.

Our Competitive Strengths

We believe that the following competitive strengths are the key factors that have contributed to our success to date:

We have built a sizeable fleet and established solid reputation in the temperature-controlled logistics industry in East China to provide a sustainable, quality and reliable truckload services

We are an established transportation services provider with over 22 years of operation in the transportation industry in the PRC. As of the date of this Prospectus, we have a fleet of 70 tractors, 97 trailers and 31 vans that provide our transportation services, none of which are under finance lease. We do not use vehicles under rental arrangement to conduct our services and we prefer to acquire new vehicles via finance lease rather than one-off cash payment. Given the large scale of our fleet, we offer both network density and broad geographic coverage to meet our customers’ diverse transportation needs within the PRC. We have also established business relationships with a number of external transportation companies located in the PRC for the provision of transportation services to our customers, which enable us to mobilize 150 tractors and 150 trailers at one time. We strategically prioritize deploying our own transportation vehicles for dedicated transportation services. These are contracts with customers that have more routine schedule and routes. are able to provide a fleet of 200 tractors and 200 trailers on a stable basis, deploy approximately 200 drivers who can travel an average of approximately 550 kilometers per day, with a maximum capacity of approximately 700 kilometers per day.

The logistics industry in the PRC is fragmented and competitive due to its massive size. Based on our management’s experience and understanding of the PRC logistics industry, we believe that a fleet of 100 vehicles constitutes a sizeable fleet. Having a sizeable fleet has allowed us to cater to the needs of all our customers in a timely manner and provided us with the advantage of being able to provide stable, reliable, and flexible transportation services to our customers. Some of our customers include but are not limited to sizeable logistics companies, supermarkets and manufacturers where, due to the size of their operations, cost and timing are key factors to their choice of outsourcing contractors. Furthermore, our fleet is capable of effectively minimizing service interruption or delay caused by vehicle malfunctions of our transportation vehicles by deploying our other available vehicles or subcontractors as substitutes within a short period of time; and enlarge our customer base by having the capability to perform different types of delivery orders. Meanwhile, smaller fleets generally have more limited geographic coverage and vehicle availability and may therefore be less able to satisfy the logistics needs of manufacturing customers. As such, working with a company that has a significant fleet size would ensure that their transportation needs are met. Our management believe that we have successfully built up a solid reputation for providing a broad range of quality transportation services to meet the needs of our customers’ supply chains, which include (i) real-time monitoring; (ii) punctuality; (iii) route designing; and (iv) customization services (consisting mainly of discharging services).

To establish a solid reputation in the transportation industry in the PRC, we focus on the quality of our transportation services to ensure that we are able to meet the quality standards expected from our customers. Our focus on quality covers various areas such as vehicle reliability, service reliability, flexible and customizable service offerings for our customers, as well as responsiveness to customer feedback, and continuous process improvement.

Our operation are digitized

In the cold chain logistics industry, there are few cold chain logistics management companies that use advanced information technology. A prevalent problem resulting from interruptions in the cold chain is the spoilage of fruits and vegetables. We value information construction and the application of new technologies, adopt intelligent transportation technology and GPS positioning tracking technology, and check the real-time environmental conditions of each link through the computer or mobile phone login platform so that our dedicated team will be able to monitor specific location of the items and vehicles involved in the cold chain logistics link. Real-time monitoring strengthens our supervision of vehicles and transported goods.

We have and established well-functioning network

We have set up an established network of transport nodes throughout the years. Such a network has opened many routes for us to offer our customers more comprehensive services. We have become capable of covering a larger geographic region and provide more types of transportation services. Our transportation services have reached over 88.2% of all provinces. We believe that our wide range of services offered has provided us with a significant competitive advantage over other local service providers in the PRC that only offer limited types of road transportation services with fixed routes, itinerary, and schedules.

To maximize revenue and to best serve our customers, we outsource transportation jobs when our own fleets are occupied. We have engaged a pool of 39 external transportation companies as our subcontractors. We continuously conduct a comprehensive assessment of our subcontractors in order to better control the quality of their services.

Our executive directors and senior management personnel possess extensive industry expertise and strong execution capability

A majority of our senior management personnel possess extensive industry expertise and strong execution capability. Our senior management team has an average of approximately 16 years of experience with our company and 22 years of experience in the transportation industry in the PRC. Owing to their extensive experience and knowledge in the logistics industry in the PRC, they are competent to discharge their duties in an effective and reliable manner.

With such expertise and capability, our management team has the leadership, vision and industry knowledge required to anticipate and take advantage of market opportunities and execute business strategies to maximize our shareholders’ benefit.

Established Relationship with Our Sizeable and Reputable Customers in the PRC

We have established business relationships with our customers from various industries including chemical, food retail and electronics. Most of our major customers are key players in their industries. We have established strong and close working relationships with our major customers. For example, as of the date of this Prospectus, we had maintained business relationships with our five major customers, namely, China Post Express Logistics Co., Ltd. Heilongjiang Provincial Logistics Branch, Lala (Tianjin) Automotive Technology Co., Ltd., Ningbo Beilun Haifeng Container Co., Ltd.., China Post Group Co., Ltd. Mudanjiang Branch., and Ningbo Dajia International Logistics Co., Ltd., with whom we have conducted business for approximately 2, 1, 1, 5 and 3  years, respectively.

We believe that it is vital for us to continue to develop and maintain business relationships with our existing customers and at the same time, strive to seek new customers and expand our customer base to different industries. To this end, we will strive to understand the evolving needs of our existing and potential customers on an on-going basis and cater our services to match their logistics needs. With respect to our existing customers, our scheduling personnel would communicate with the customers regularly and collect feedback from them to enable us to respond to such feedback in a timely manner.

We value safety awareness and take effective measures to ensure the safety operation of the fleet

We believe that safety awareness and safe operations are fundamental to our business, and we take scientific and strict measures to ensure the safe operation of the fleet, which include: (i) conducting regular safety training and emergency drills for drivers to cultivate their safety awareness; (ii) installing warning systems on vehicles, which send alerts to the driver and the management team in case the driver dozes off in the driveway or in other emergencies.

Due to our focus on safety awareness and investment in safety equipment, at present our accident rate and insurance loss ratio remain relatively low, which as a result greatly reduce our operating costs. The sizable customers are willing to cooperate with a more secure fleet, and our safety record help us establish a long-term, stable relations with our customers.

We ensure that our high standard of quality control can be achieved

We are able to meet the quality standards of our customers due to our emphasis on the quality of our services. Our focus on service quality covers various areas such as vehicle reliability, service reliability, flexible and customizable service offerings for our customers as well as responsiveness to customer feedback and constant process improvement.

As a result of the quality service we provide, we have received recognition from some of our major customers, for example,

We maximize our cargo usage and reduce expenses by utilizing return trips

We have now formed a nationwide temperature-controlled logistics network, and we arrange to load products on the return trip, so as to reduce empty return and save transportation costs. The products for return are usually designated by our customers, and when the customers do not place orders for the return, we will arrange the vehicles to load products in the neighboring cities so as to avoid the backhaul of empty return.

Our Strategies

Our principal objectives are to sustain the continuous growth of our business and maintain our competitive advantages such that we can be positioned as a leading player in the transportation industry in the PRC. We plan to implement the following strategies to further develop our transportation business and reputation in the PRC.

Expand and upgrade our fleet size

We intend to expand our vehicle fleet size via the addition of tractors, trailers and vans in order to cope with increasing demand from our customers. Based on our management’s experience and understanding of the PRC cold chain logistics industry, we believe that demand for cold chain logistics services will continue to grow. The increased fleet size will enable us to cater to additional business from existing customers and business from new customers. Through our communications with our customers, which have indicated to us that they expect higher sales in the years ahead, we expect our trips to increase.

Due to PRC’s commitment to reduce CO2 emissions by 2030 and achieve carbon neutrality by 2060, the PRC government has included the development of the new energy vehicle industry in its 14th five-year-plan on new energy vehicle industry. We believe that reducing our carbon footprint through the purchase of new energy vehicles, electric vehicles and hydrogen vehicles, will make our services more attractive to customers seeking lower-emission transportation options and enhance our competitiveness in customer negotiations. Furthermore, new energy vehicles have also benefitted from government support, such as production subsidies, funding for research and development, and waivers of highway tolls for new energy vehicles.

After considering the above, we believe that the introduction of new energy transportation vehicles into our fleet will not only enable us to reduce carbon emission which aligns with our own policy and national policy, it would also allow us to benefit from the government policies and achieve cost savings simultaneously, which would enhance our corporate image as well as having a beneficial effect on our business operation. We plan to replace 30% of our fleet with new energy transportation vehicles during the fiscal year of 2026.

Expand our business in the cold chain industry

We plan on serving other cold chain products, such as pharmaceutical products. The pharmaceutical cold chain industry is a special and professional logistics market segment as it has a large market scale, high demand, and high requirements for temperature control. Therefore, the industry threshold is high, and there are fewer companies engaged in cold chain transportation in this field. Entering this industry will bring us new profit growth points. We plan to further improve the cold chain network and cultivate a professional team of pharmaceutical cold chain transportation talents. We will also work to obtain the relevant transportation and warehousing qualifications in this segment, as required by certain provinces.

Establish cold storage and warehouse

We plan to improve and perfect the cold chain logistics system through warehousing. Currently, 14 warehouses are planned to be built, with the main warehouse located in Shanghai and other warehouses located in neighboring provinces such as Zhejiang and Jiangsu. By establishing warehouses, we can smoothly operate our system from factory to warehouse, which can further reduce the transportation cost of products. Low-temperature cold storage requires the construction of an advanced information system, which is also our next focus of development.

Establish a platform logistics supply chain management system

Supply chain management technology serves a crucial role in the cold chain logistics transportation industry. By establishing a supply chain management system, it can enable transparent management of the entire supply chain and the whole process of products can be dynamically monitored. We plan to further integrate the existing management system to achieve event-driven management, and to uniformly integrate temperature control and GPS navigation into one system. Through the overall platform, the flow of goods can be traced, and the temperature of vehicles, equipment, personnel and the entire cold chain equipment in the process can be monitored, making the process more efficient and accessible.

Provide supply chain financial services

We plan to provide supply chain financial services around the industry. When traders need domestic and foreign products, but due to lack of funds and lack of deep cooperation resources in the industry, they will incur unnecessarily high procurement costs. We plan to devise a model in which traders pay us (such as 30%), and in return, we can provide credit guarantee to the counterparty of the transaction and make the rest of the payment before unloading. In this process, we simultaneously gain revenue from logistics services and benefit from financial services. This also enables good risk management since we will have both the transaction information and actual control of the logistics.

Strengthen our information technology systems

We plan to acquire additional hardware such as workstations and servers to support the implementation of the customized integrated transportation tracking system. We believe that the strengthening of our information technology systems will allow us to improve our workflow efficiency, deliver a better service experience to our customers, and reduce our spending in insurance coverage due to lower accident rates.

The need for temperature-controlled warehousing management and intelligent route planning have increased rapidly. To address this issue, we intend to purchase a new distributed warehousing management systems with multiple centers and a new transportation system capable of smart route planning.

We also intend to acquire a customized enterprise resource planning (“ERP”) and finance system that will allow us to integrate our various functions, such as financial management and accounting, operations and sales, into an integrated system. The integrated system will improve workflow efficiency between the various functions.

Continue to attract, train and retain skilled employees to support future growth and expansion

Our employees are critical to our success. We have invested and intend to continue to invest in our employees in order to recruit, train and retain the best personnel for our business. In particular, drivers are the most important resource to our business. We believe activities such as labor law consultation, labor skills promotion and trade union policy publicity can enhance drivers’ sense of belonging.

We will continue to review and enhance our training to improve our employees’ productivity and service quality and to keep them abreast of the knowledge and skills desirable to our customers. We will arrange monthly safety seminars for our drivers and employees. These meetings aim at workplace safety trainings in general as well as workplace safety training specifically for safety driving. We evaluate the performance of our employees and review our remuneration policies to ensure that we offer competitive packages to our employees which are aligned with their performance.

Further expansion into new markets by enhancing our sales and marketing efforts

In order to further diversify and expand our customer base and capture additional business opportunities, we plan to enhance our sales and marketing efforts by setting up a separate department, initially consisting of approximately three sales specialists solely for sales and marketing purposes. We target to actively contact potential companies which may require logistics services in order to explore potential business opportunities. In addition, we plan to launch marketing and promotional campaigns to enhance our exposure to more potential customers through various means, including (i) redesigning our website for marketing purposes; (ii) producing and sending marketing materials; and (iii) participating in promotional activities such as industry exhibitions and trade fairs.

Maintain stable relationships with our major customers and suppliers and expand our customer base

Our top five customers have established business relationships with us for the past three years ended December 31, 2025 ranging from approximately 1 year to 5 years.

Maintaining good relationships with our existing customers and suppliers has always been important to us as it ensures a platform for cross-selling our services, improves our network and reputation within the transportation industry. Additionally, new customer acquisition has been successful via referrals by existing customers. This is due to our dedication to customer satisfaction, constant improvement of business know-how, and our ability to maintain reliable, consistent, and professional partnerships. To maintain the relationships with our existing customers, we focus on giving them the best service possible, and growing our service offerings to match their evolving needs. We are constantly expanding our portfolio of services to ensure their needs are always met. Such efforts include upgrading our vehicle fleet, technology, and improving our operational flow to minimize downtime and increase efficiency. In addition, we assign dedicated relationship managers with our important customers so they can regularly check in, answer to their needs promptly and have a deeper understanding of their business operations.

Acquire and invest in strategic entities

In addition to growing our company organically, we plan to pursue selected acquisitions and form strategic alliances to take advantage of opportunities that complement our existing operations. These acquisitions and alliances will increase our service offerings, enhance our technology capabilities, increase our vehicle and personnel fleet size, access valuable information about new and existing markets, and increase our market coverage. All these benefits will help us remain competitive in this industry.

The transportation industry is currently highly fragmented. This highlights the opportunities available for mergers and acquisitions. As mentioned, growing the size of our operations will allow us to gain significant competitive advantage. Given the size of our business and experience, we expect any future acquisitions to be integrated into our business more easily. As of the date of this Prospectus, we are not a party to any agreement or understanding with respect any such acquisitions or alliances.

Risks and Challenges

Investing in our securities involves risks. The risks summarized below are qualified by reference to “Risk Factors” section of this prospectus, which you should carefully consider before making a decision to purchase the securities. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Class B Ordinary Shares or Warrants would likely decline, and you may lose all or part of your investment.

We believe some of the major risks and uncertainties that may materially and adversely affect us include the following:

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. Before making an investment decision, you should carefully consider the risks and uncertainties described below, the risk factors set forth in our annual report on Form 20-F for the year ended December 31, 2025, and any updates to those risk factors in our reports of foreign private issuer on Form 6-K that are incorporated by reference into this prospectus, together with all of the other information contained in, or incorporated by reference into, this prospectus. The risks and uncertainties described below and incorporated by reference herein are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business, financial condition, results of operations, prospects and the trading price of our Class A Ordinary Shares.

Risks Related to this Offering

●	The holder of the Notes may convert the Notes into, and exercise the Commitment Warrant for, Class A Ordinary Shares. Any such conversion or exercise may result in significant dilution to our shareholders.

●	The issuance of Class A Ordinary Shares to the Investor under the ELOC Agreement will dilute the ownership interests of our existing shareholders.

●	It is not possible to predict the actual number of Class A Ordinary Shares we will sell under the ELOC Agreement to the Investor or the actual gross proceeds resulting from those sales.

●	Investors who buy Class A Ordinary Shares at different times will likely pay different prices.

Risks Related to Doing Business in China

●	The filing, approval or other administration requirements of the Chinese Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.

●	We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

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If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, any future offerings and our reputation and could result in a loss of your investment in our ordinary shares, especially if such matter cannot be addressed and resolved favorably.

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

●	Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and cause the value of our Class A ordinary shares to significantly decline or be worthless. The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

●	The PRC government may impose restrictions on our ability to transfer cash out of China and to U.S. investors.

●	Our ability to transfer funds to our PRC subsidiaries is subject to PRC governmental regulations. The process of remitting funds to China may take several months to complete.

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To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in the PRC or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.

●	PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

●	Substantial uncertainties exist with respect to the interpretation, implementation and future amendments of the Foreign Investment Law of the People’s Republic of China, its implementing regulations and the Negative List regime and how it may impact the viability of our current corporate structure, corporate governance and business operations.

●	There are uncertainties under the PRC laws relating to the procedures for U.S. regulators to investigate and collect evidence from companies located in the PRC.

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We rely on dividends, loans and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiaries to make loans or payments to us could have a material adverse effect on our ability to conduct our business.

●	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our ordinary shares.

●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries and thereby prevent us from funding our business.

●	Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

●	Failure to make adequate contributions to various employee benefit plans required by PRC regulations may subject us to penalties.

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The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, making it more difficult for us to pursue growth through acquisitions in China.

●	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

●	If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

●	There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.

●	We may not be able to obtain certain benefits under relevant tax treaties on dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiary.

●	Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

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We may lose the ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless if the Chinese government may exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers.

●	Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.

●	We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

●	Escalating U.S.-China trade tensions and newly imposed tariffs may adversely impact our business, financial condition, and results of operations.

●	The joint statement by the SEC and PCAOB, recent Nasdaq rule changes, and the Holding Foreign Companies Accountable Act for additional and more stringent criteria to be applied to emerging market companies in assessing the qualifications of their auditors, especially non-U.S. auditors that are not inspected by the PCAOB. These developments could add uncertainties to our offering.

Risks Related to Our Business and Industry

●	We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares.

●	We operate in a competitive industry. If we are unable to compete successfully, we may lose market share to our competitors.

●	We traditionally have had substantial customer concentration, with a limited number of customers accounting for a substantial portion of our revenues.

●	The loss of any of our key customers could reduce our revenues and our profitability.

●	The loss of any of our key suppliers could have a materially adverse effect on our results of operations.

●	Our business is dependent on third-party suppliers and changes or difficulties in our relationships with our suppliers may harm our business and financial results.

●	Our business and growth are significantly affected by the emergence of new retail, the continued development of e-commerce in China and elsewhere and related demand for integrated supply chain solutions.

●	Technological developments which affect global trade flows and supply chains are challenging some of our largest customers and may therefore affect our business and results of operations.

●	If our customers are able to reduce their logistics and supply chain costs or increase utilization of their internal solutions, our business and operating results may be materially and adversely affected.

●	An increase in fuel prices may reduce profitability.

●	Overall tightening of the labor market, increases in labor costs or any labor unrest, including strikes, may affect our business as we operate in a labor-intensive industry.

●	We face risks associated with the items we deliver and the contents of shipments and inventories handled through our service network.

●	Our results of operations may be affected by seasonal factors.

●	We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.

●	We will require substantial additional funding in the future. There is no assurance that additional financing will be available to us.

●	A rapid expansion could significantly strain our resources, management, and operational infrastructure, impairing our ability to meet increased demand for our products and hurt our business results.

●	We may encounter problems related to our operational and financial systems and controls during any growth, including quality control and delivery and production capacities.

●	We may encounter a working capital shortage, as we may need additional funds to finance the purchase of vehicles, transportation costs, and hire additional employees.

●	We rely on short-term borrowings for our liquidity. Our outstanding and future indebtedness may adversely affect our available cash flow and our ability to operate our business. In addition, we may not be able to obtain additional capital when desired, on favorable terms or at all.

●	We have a high debt to asset ratio, which may put us at high risk of default on our loans.

●	Borrowings guaranteed by related parties may result in conflicts of interests in the payment of our obligations.

●	We cannot assure you that our internal growth strategy will be successful, which may negatively impact our growth, financial condition, results of operations, and cash flow.

●	Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue their present positions, our business might be severely disrupted.

●	Our financial and operating performance may be adversely affected by epidemics, natural disasters, and other catastrophes.

●	If we fail to promote and maintain our brand effectively and cost-efficient, our business and results of operations may be harmed.

●	New lines of business or new services and products may subject us to additional risks.

●	We may evaluate and potentially consummate strategic investments or acquisitions from time to time, which could require significant management attention, disrupt our business, and adversely affect our financial results.

●	We may not have sufficient insurance coverage.

●	We may be exposed to liabilities under the Foreign Corrupt Practices Act. Any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

●	If we fail to implement and maintain effective internal control over financial reporting, our ability to accurately report our financial results may be impaired, adversely impacting investor confidence and the market price of our Class A ordinary shares.

●	Failure to appropriately evaluate the credit profile of our customers and/or delay in settlement of accounts receivable from our customers could materially and adversely impact our operating cash flow. It may result in significant provisions and impairments on our accounts receivable which in turn would have a material adverse impact on our business operations, results of operation, financial condition, and our business pursuits and prospects.

●	You may have difficulty in effecting service of legal process, enforcing judgments or bringing actions in China against us or our directors and officers named in the report based on foreign laws.

●	You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our directors and officers named in this Prospectus based on Hong Kong laws.

●	Potential disruptions in the capital and credit markets may adversely affect our business, including the availability and cost of short-term funds for liquidity requirements, which could adversely affect our results of operations, cash flows, and financial condition.

●	A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

●	We may be subject to penalties for failure to register our lease with the PRC real estate administration department.

Risks Related to Our Ordinary Shares

●	The dual class structure of our ordinary shares has the effect of concentrating voting control with Mr. Zhengjun Tao, who holds in aggregate 91.98% of the voting power of our capital g, preventing you and other stockholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

●	We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors.

●	We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or provide information at different times, making it more difficult for you to evaluate our performance and prospects.

●	Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited because we are incorporated under Cayman Islands law.

●	Certain judgments obtained against us by our shareholders may not be enforceable.

●	We may not be able to maintain the listing of our Class A Ordinary Shares on Nasdaq, and Nasdaq’s recent rule change requiring $5 million minimum market value of listed securities requirement, if adopted, could increase the risk of suspension and delisting of our Class A Ordinary Shares.

●	The market price of our Class A ordinary shares has been and may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

●	We do not intend to pay dividends for the foreseeable future.

●	We have incurred and will continue to incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

●	The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Corporate History and Structure

The Company was incorporated on April 26, 2022 as an exempted company structured as a holding company incorporated under the laws of Cayman Islands.

A reorganization of our legal structure was completed on August 4, 2022, when the former shareholders transferred their 100% ownership interest in Ningbo Haoxin to Haoxin HK, which is 100% owned by the Company through Haoxin BVI. After the reorganization, the Company owns 100% equity interests of Haoxin BVI, Haoxin HK and Ningbo Haoxin. As of the date of this Prospectus, Ningbo Haoxin wholly owns Zhejiang Haoxin and Yiwu Haitong. The controlling shareholder of the Company is the same as that of Ningbo Haoxin prior to the reorganization, with the shareholding percentage of the shareholders in the Company has changed compared to the initial shareholding percentage of the corresponding shareholders in Ningbo Haoxin prior to the restructuring due to the reason that the shareholding percentage in Ningbo Haoxin held by the corresponding shareholders before the restructuring was only for the purpose of such shareholders’ applying for the foreign exchange registration of outbound investment under Circular 37, and the actual beneficial shareholding percentage of each shareholder in the Company is directly reflected at the level of the Company after the restructuring based on the various consideration provided to the Company by the beneficial owners of the shareholders.

The following diagram illustrates our corporate structure, including our subsidiaries as of the date of this Prospectus:

Corporate Information

Our principal executive office is located at Room 901, No.1 Xingye Yi Road, Ningbo Free Trade Zone, Ningbo, Zhejiang Province, People’s Republic of China. The telephone number of our principal executive offices is +86-574-87865995. Our registered agent in Cayman Islands is Maples Corporate Services Limited. Our registered office and our registered agent’s office in the Cayman Islands are both located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our registered agent in the United States is Cogency Global Inc. We maintain a corporate website at www.haoxinholdings.com. We do not incorporate the information on our website into this Prospectus and you should not consider any information on, or that can be accessed through, our website as part of this Prospectus.

Implications of Our Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 with respect to the assessment of the emerging growth company’s internal control over financial reporting.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our Class A Ordinary Shares held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Our Being a Foreign Private Issuer

We are incorporated under Cayman Islands law. Under the rules of the Securities and Exchange Commission, or SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act. We are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are currently exempt from the “short-swing” profit recovery provisions under Section 16(b) of the Exchange Act. However, our directors and officers who are subject to Section 16(a) are required to report their holdings and transactions in our equity securities pursuant to Section 16(a) of the Exchange Act.

Conventions Which Apply to This Prospectus

Unless otherwise stated or unless the context otherwise requires, in this prospectus:

●	“Haoxin Cayman,” “we,” “us,” “our”, “Company” and “our” refer to HAOXIN HOLDINGS LIMITED 昊鑫控股有限公司, a Cayman Islands exempted company, and its subsidiaries;

●	“China” or the “PRC”, in each case, means the People’s Republic of China, including Hong Kong and Macau. The term “Chinese” has a correlative meaning for the purpose of this prospectus.

●	“Class A Ordinary Shares” refer to our Class A ordinary shares, of nominal or par value US$0.0001 per share;

●	“Class B Ordinary Shares” refer to our Class B ordinary shares, of nominal or par value US$0.0001 per share;

●	“Ordinary Shares” refer to our Class A Ordinary Shares and Class B Ordinary Shares, of nominal or par value US$0.0001per share; and

●	“PRC Laws” means all the laws, administrative measures, regulations, rules promulgated in mainland China by the government of mainland China.

●	“PRC Operating Entities” means all the subsidiaries of Haoxin Cayman that are operating in PRC, including in mainland China and Hong Kong.

●	“US$,” “U.S. dollars,” “$” and “dollars” refer to United States dollar(s), the legal currency of the United States.

The Offering

Class A Ordinary Shares to be offered by the Selling Securityholder

Up to 18,000,000 Class A Ordinary Shares, consisting of: (a) up to 8,078,421 Class A Ordinary Shares (the “Purchase Shares”) that we may elect, in our sole discretion, to issue and sell to the Investor from time to time under the Equity Line of Credit Agreement, dated June 2, 2026, by and between us and the Investor (the “ELOC Agreement”), under which we may sell to the Investor up to $30,000,000 of Class A Ordinary Shares, (b) up to an aggregate of 5,121,579 Class A Ordinary Shares consisting of (i) up to 2,753,158 Class A Ordinary Shares issuable to the Investor as consideration for it entering into the ELOC Agreement, including any make-whole shares issuable pursuant to the transaction documents (the “Commitment Shares”), and (ii) up to 2,368,421 Class A Ordinary Shares issuable upon exercise of the Commitment Warrant issued to the Investor (the “Commitment Warrant Shares”), and (c) up to 4,800,000 Class A Ordinary Shares issuable upon conversion of the two senior convertible promissory notes issued to the Investor pursuant to the Note Purchase Agreement, dated June 2, 2026, by and between us and the Investor (the “Note Purchase Agreement”), subject to the applicable floor price under the notes. The exercise price of the Commitment Warrant is fixed and is not subject to any reset provision.

Although the transaction documents provide for the potential issuance of up to an aggregate of 89,407,293 Class A Ordinary Shares to the Investor, only the 18,000,000 Class A Ordinary Shares described above are being registered for resale under the registration statement of which this prospectus forms a part.

Class A Ordinary Shares Issued and Outstanding Prior to This Offering	8,950,000 Class A Ordinary Shares.

Class A Ordinary Shares outstanding after this offering	26,950,000 Class A Ordinary Shares, assuming the issuance of all Class A Ordinary Shares being registered for resale by the Selling Securityholder under this prospectus, including the Class A Ordinary Shares issuable upon conversion of the Notes, the Class A Ordinary Shares that may be issued and sold under the ELOC Agreement, the Commitment Shares and the Class A Ordinary Shares issuable upon exercise of the Commitment Warrant.

Conversion price of the Notes	The Notes are convertible into Class A Ordinary Shares in accordance with the conversion price and other conversion mechanics set forth in the Notes, subject to the floor price, beneficial ownership limitation, and other terms and limitations described therein. The conversion price under the Notes is, as of the applicable conversion date, the greater of (i) the floor price and (ii) 90% of the lowest traded price of our Class A Ordinary Shares over the five trading-day period immediately before such conversion date, subject to adjustment as provided in the Notes.

Exercise price of the Commitment Warrant	The Commitment Warrant is exercisable for up to 2,368,421 Class A Ordinary Shares at an exercise price of $0.456 per share, subject to adjustment as described therein.

Use of proceeds	We will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Securityholder pursuant to this prospectus. However, we have received proceeds from the issuance and sale of the Notes under the Note Purchase Agreement, and we may receive proceeds from sales of Class A Ordinary Shares to the Investor pursuant to the ELOC Agreement and, if exercised for cash, from the exercise of the Commitment Warrant. We expect to use any such proceeds for working capital, inventory purchases, potential business acquisitions and general corporate purposes. There can be no assurance that we will sell any or all of the Class A Ordinary Shares available under the ELOC Agreement or that the Commitment Warrant will be exercised for cash or at all. To the extent the Commitment Warrant is exercised on a cashless basis, we would receive no cash from such cashless exercise. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” and the other information included in, or incorporated by reference into, this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our Class A Ordinary Shares.

Nasdaq Market Symbol	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “HXHX.”

Cautionary Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section of this prospectus and in the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

Risk Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below and those described under the section captioned “Risk Factors” contained in our FY25 Annual Report and all other information contained or incorporated by reference into this prospectus and the documents incorporated by reference into this prospectus before making an investment in our securities. Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs and, as a result, the market price and value of our securities could decrease and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

Risks Related to this Offering

The holder of the Notes may convert the Notes into, and exercise the Commitment Warrant for, Class A Ordinary Shares. Any such conversion or exercise may result in significant dilution to our shareholders.

Our shareholders may experience significant dilution as a result of our issuance of Class A Ordinary Shares upon conversion of the Notes or upon exercise of the Commitment Warrant. On June 2, 2026, we entered into a Note Purchase Agreement with Mermaid Money, a Wyoming limited liability company, pursuant to which we agreed to issue and sell two senior convertible promissory notes, each in the original principal amount of $600,000, for an aggregate original principal amount of $1,200,000. Each Note has a purchase price of $500,000, resulting in an aggregate purchase price of $1,000,000 and an original issue discount of $100,000 per Note. The Notes are convertible into our Class A Ordinary Shares in accordance with the conversion price and other conversion mechanics set forth in the Notes, subject to the floor price, beneficial ownership limitation and other terms and limitations described therein. The conversion price under the form of Note is, as of the applicable conversion date, the greater of (i) the floor price and (ii) 90% of the lowest traded price of our Class A Ordinary Shares over the five trading-day period immediately before such conversion date, subject to adjustment as provided in the Notes. The Commitment Warrant is exercisable to purchase up to 2,368,421 Class A Ordinary Shares at an exercise price of $0.456 per share, subject to adjustment under certain circumstances described in the Commitment Warrant. The Commitment Warrant has a two-year term from the initial exercise date. See “Description of the Financing Transactions” for additional information.

The number of Class A Ordinary Shares issuable upon conversion of the Notes will depend on, among other things, the outstanding principal and accrued interest being converted, the applicable conversion price, and the limitations set forth in the Notes. The conversion amount under each Note includes the portion of the outstanding principal value being converted, accrued and unpaid interest, accrued and unpaid late charges, and any other unpaid amounts under the transaction documents. If the market price of our Class A Ordinary Shares declines, the number of Class A Ordinary Shares issuable upon conversion of the Notes may increase, subject to the floor price and other limitations set forth in the Notes. The Notes prohibit conversion to the extent that, after giving effect to such conversion, the holder and its attribution parties would beneficially own more than 4.99% of our outstanding Class A Ordinary Shares. The Commitment Warrant may be exercised for cash or, after the six-month anniversary of the initial exercise date if there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares, on a cashless basis, and we may not receive cash proceeds if the Commitment Warrant is exercised on a cashless basis.

If the holder of the Notes converts the Notes or exercises the Commitment Warrant and then sells the Class A Ordinary Shares received upon such conversion or exercise, the price of our Class A Ordinary Shares may decrease due to the additional Class A Ordinary Shares in the market. A decline in the market price of our Class A Ordinary Shares could increase the dilutive effect of future conversions of the Notes, subject to the terms and limitations set forth in the Notes. The issuance of material amounts of Class A Ordinary Shares upon conversion of the Notes or exercise of the Commitment Warrant, and the resale of such shares by the Selling Securityholder, may result in significant dilution to our existing shareholders and may adversely affect the trading price of our Class A Ordinary Shares.

The issuance of Class A Ordinary Shares to the Investor under the ELOC Agreement will dilute the ownership interests of our existing shareholders.

On June 2, 2026, we entered into an Equity Line of Credit Agreement with Mermaid Money as investor, pursuant to which the Investor agreed to purchase from us, from time to time, up to $30,000,000 of our Class A Ordinary Shares, subject to the terms and conditions set forth in the ELOC Agreement. We may sell up to $30,000,000 of Class A Ordinary Shares to the Investor under the ELOC Agreement. The Class A Ordinary Shares will be sold to the Investor at a price determined by reference to the market price of our Class A Ordinary Shares during the applicable pricing period and may be sold at a discount to the then-prevailing market price. Under the ELOC Agreement, we may deliver either Rapid Purchase Notices or VWAP Purchase Notices. The Rapid Purchase Price is the average of the three lowest traded prices of our Class A Ordinary Shares during the applicable Rapid Purchase Valuation Period, which runs from 9:30 a.m., New York time, to 4:00 p.m., New York time, on the business day on which we deliver the Rapid Purchase Notice. The VWAP Purchase Price is 97% of the lowest daily VWAP of our Class A Ordinary Shares during the applicable VWAP Purchase Valuation Period, which consists of the three consecutive business days commencing on and including the first business day immediately following the applicable VWAP Purchase Notice Date. To the extent we sell Class A Ordinary Shares to the Investor under the ELOC Agreement, additional Class A Ordinary Shares will be issued, which will result in dilution to the holders of our Class A Ordinary Shares. In addition, the lower the market price of our Class A Ordinary Shares is at the time we elect to sell shares, the more Class A Ordinary Shares we would need to issue for any given dollar amount of proceeds, resulting in greater dilution to our existing shareholders. Our existing shareholders may experience substantial dilution as a result of issuances of Class A Ordinary Shares under the ELOC Agreement, and such dilution could cause the trading price of our Class A Ordinary Shares to decline.

Our ability to draw under the ELOC Agreement is subject to contractual limitations, and we may not be able to access the full $30,000,000 commitment.

Although the ELOC Agreement provides that the Investor has agreed to purchase up to an aggregate of $30,000,000 of our Class A Ordinary Shares, our ability to require purchases is subject to a number of limitations and conditions. The Rapid Purchase Notice Limit for any Rapid Purchase Notice may not exceed 20% of the Average Daily Trading Volume immediately preceding receipt of the applicable Rapid Purchase Notice, unless waived by the Investor. The VWAP Purchase Notice Limit for any VWAP Purchase Notice may not exceed 30% of the Average Daily Trading Volume immediately preceding receipt of the applicable VWAP Purchase Notice, unless waived by the Investor. We may not deliver a subsequent Purchase Notice until the closing of an active Purchase Notice, unless waived by the Investor, and we may not deliver Purchase Notices during any PEA period. In addition, the ELOC Agreement provides that the Investor may not purchase Class A Ordinary Shares to the extent such purchase would cause the Investor to exceed the applicable beneficial ownership limitation. The beneficial ownership limitation under the ELOC Agreement is 4.99% of our outstanding Class A Ordinary Shares immediately prior to the issuance of Class A Ordinary Shares pursuant to a Purchase Notice, which may be increased up to 9.99% upon mutual written agreement of the Investor and the Company, effective not less than 61 days after such written agreement.

As a result, we may be unable to sell all, or any substantial portion, of the $30,000,000 of Class A Ordinary Shares available under the ELOC Agreement. Our ability to access the ELOC Agreement will depend on, among other things, the trading volume and trading price of our Class A Ordinary Shares, the effectiveness and availability of the registration statement covering the resale of the applicable securities, our compliance with Nasdaq listing requirements, the satisfaction of the conditions to purchases under the ELOC Agreement, and the Investor’s beneficial ownership limitation. Accordingly, the ELOC Agreement should not be viewed as a committed source of financing in the full amount of $30,000,000.

It is not possible to predict the actual number of Class A Ordinary Shares we will sell under the ELOC Agreement to the Investor, or the actual gross proceeds resulting from those sales.

On June 2, 2026, we entered into the ELOC Agreement with the Investor, pursuant to which the Investor has committed to purchase up to an aggregate of $30,000,000 of our Class A Ordinary Shares, subject to certain limitations and conditions set forth in the ELOC Agreement. The Class A Ordinary Shares that may be issued under the ELOC Agreement may be sold by us to the Investor at our discretion from time to time during the Commitment Period under the ELOC Agreement. The Commitment Period under the ELOC Agreement commences on the Effective Date and ends on June 1, 2027.

We generally have the right to control the timing and amount of any sales of our Class A Ordinary Shares to the Investor under the ELOC Agreement. Sales of our Class A Ordinary Shares, if any, to the Investor under the ELOC Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Investor all, some or none of the Class A Ordinary Shares that may be available for us to sell to the Investor pursuant to the ELOC Agreement.

Because the purchase price per share to be paid by the Investor for the Class A Ordinary Shares that we may elect to sell to the Investor under the ELOC Agreement, if any, will fluctuate based on the market prices of our Class A Ordinary Shares during the applicable pricing period for each purchase made pursuant to the ELOC Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of Class A Ordinary Shares that we will sell to the Investor under the ELOC Agreement, the purchase price per share that the Investor will pay for Class A Ordinary Shares purchased from us under the ELOC Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Investor under the ELOC Agreement, if any.

Moreover, the ELOC Agreement provides that we may sell up to an aggregate of $30,000,000 of our Class A Ordinary Shares to the Investor, and we are registering 18,000,000 Class A Ordinary Shares for resale by the Investor pursuant to the Registration Rights Agreement under this prospectus. The Registrable Securities include, among other securities, Class A Ordinary Shares representing up to $30,000,000 of Purchase Notice Shares, Class A Ordinary Shares issuable upon exercise of the Commitment Warrant, Conversion Shares issuable upon conversion of the Notes, Commitment Shares, including any Make-Whole Shares, and any other Class A Ordinary Shares issued or issuable to the Investor pursuant to the ELOC Agreement or the Note Purchase Agreement. If, after the commencement of our right to sell Class A Ordinary Shares to the Investor under the ELOC Agreement, we elect to sell to the Investor all of the Class A Ordinary Shares being registered for resale under this prospectus that are available for sale by us to the Investor under the ELOC Agreement, depending on the market prices of our Class A Ordinary Shares for each purchase made pursuant to the ELOC Agreement, the actual gross proceeds from the sale of such Class A Ordinary Shares may be substantially less than the $30,000,000 total commitment available to us under the ELOC Agreement. If it becomes necessary for us to issue and sell to the Investor under the ELOC Agreement more Class A Ordinary Shares than the shares being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to the total commitment of $30,000,000 under the ELOC Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Investor of any such additional Class A Ordinary Shares, which the SEC must declare effective, in each case, before we may elect to sell any additional Class A Ordinary Shares to the Investor under the ELOC Agreement.

Any issuance and sale by us under the ELOC Agreement of a substantial amount of Class A Ordinary Shares in addition to the 18,000,000 Class A Ordinary Shares being registered for resale by the Investor under this prospectus could cause additional substantial dilution to our shareholders. The number of Class A Ordinary Shares ultimately offered for sale by the Investor is dependent upon the number of Class A Ordinary Shares, if any, we ultimately sell to the Investor under the ELOC Agreement, the number of Class A Ordinary Shares issued or issuable upon conversion of the Notes, the number of Class A Ordinary Shares issued or issuable upon exercise of the Commitment Warrant, and the number of Commitment Shares and any make-whole shares issued to the Investor.

Investors who buy Class A Ordinary Shares at different times will likely pay different prices.

Pursuant to the ELOC Agreement, we will have discretion, subject to market conditions and the terms of the ELOC Agreement, to vary the timing, prices and number of Class A Ordinary Shares sold to the Investor. If and when we elect to sell Class A Ordinary Shares to the Investor pursuant to the ELOC Agreement, after the Investor has acquired such shares, the Investor may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. In addition, the Investor may resell Class A Ordinary Shares issued or issuable upon conversion of the Notes, upon exercise of the Commitment Warrant, as Commitment Shares or Make-Whole Shares, or otherwise pursuant to the ELOC Agreement or the Note Purchase Agreement. As a result, investors who purchase Class A Ordinary Shares from the Selling Securityholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and, in some cases, substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the Class A Ordinary Shares they purchase from the Selling Securityholder in this offering as a result of future sales made by us to the Investor at prices lower than the prices such investors paid for their shares in this offering, as well as a result of sales by the Selling Securityholder of Class A Ordinary Shares issued upon conversion of the Notes or exercise of the Commitment Warrant.

Risks Related to Doing Business in China

The filing, approval or other administration requirements of the Chinese Securities Regulatory Commission (the “CSRC”) or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of domestic enterprises in China or assets and controlled by enterprises or individuals in China, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As of the date hereof, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

Pursuant to Cybersecurity Review Measures which were issued on December 28, 2021 and became effective on February 15, 2022, network platform operators holding over one million users’ personal information must apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. However, given the Cybersecurity Review Measures were relatively new, there are substantial uncertainties as to the interpretation, application and enforcement of the Cybersecurity Review Measures. It remains uncertain whether we should apply for cybersecurity review prior to any offshore offering and that we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to do so. In addition, on November 14, 2021, the Cyberspace Administration of China (the “CAC”) published the Administration Regulations on Network Data Security (Draft for Comments), or the Draft Measures for Network Data Security, which provides that data processors conducting the following activities shall apply for cybersecurity review: (i) merger, reorganization or separation of Internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests affects or may affect national security; (ii) overseas listing of data processors processing over one million users’ personal information; (iii) listing in Hong Kong which affects or may affect national security; (iv) other data processing activities that affect or may affect national security. In addition, the Draft Measures for Network Data Security also require Internet platform operators to establish platform rules, privacy policies and algorithm strategies related to data, and solicit public comments on their official websites and personal information protection related sections for no less than 30 working days when they formulate platform rules or privacy policies or makes any amendments that may have significant impacts on users’ rights and interests. The CAC solicited comments on this draft, but there is no timetable as to when it will be enacted.

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and five relevant guidelines, which became effective on March 31, 2023.  According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

According to the Circular, since the date of effectiveness of the Trial Measures on March 31, 2023, PRC domestic enterprises falling within the scope of filing that have been listed overseas or met the following circumstances are “existing enterprises”: before the effectiveness of the Trial Measures on March 31, 2023, the application for indirect overseas issuance and listing has been approved by the overseas regulators or overseas stock exchanges (such as the registration statement has become effective on the U.S. market), it is not required to perform issuance and listing supervision procedures of the overseas regulators or overseas stock exchanges, and the overseas issuance and listing will be completed by September 30, 2023. Existing enterprises are not required to file with the CSRC immediately, and filings with the CSRC should be made as required if they involve refinancings and other filing matters. PRC domestic enterprises that have submitted valid applications for overseas issuance and listing but have not been approved by overseas regulatory authorities or overseas stock exchanges at the date of effectiveness of the Trial Measures on March 31, 2023 can reasonably arrange the timing of filing applications with the CSRC and shall complete the filing with the CSRC before the overseas issuance and listing.

At a press conference held for these new regulations (“Press Conference”), officials from the CSRC clarified that the domestic companies that have already been listed overseas on or before March 31, 2023 shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC upon occurrences of certain subsequent matters such as follow-on offerings of securities. According to the Overseas Listing Trial Measures and the Press Conference, the existing domestic companies that have completed overseas offering and listing before March 31, 2023, such as us, shall not be required to perform filing procedures for the completed overseas securities issuance and listing. However, from the effective date of the regulation, any of our subsequent securities offering in the same overseas market or subsequent securities offering and listing in other overseas markets shall be subject to the filing requirement with the CSRC within three working days after the offering is completed or after the relevant application is submitted to the relevant overseas authorities, respectively. If it is determined that any approval, filing or other administrative procedures from other PRC governmental authorities is required for any future offering or listing, we cannot assure you that we can obtain the required approval or accomplish the required filings or other regulatory procedures in a timely manner, or at all. If we fail to fulfill filing procedure as stipulated by the Trial Measures or offer and list securities in an overseas market in violation of the Trial Measures, the CSRC may order rectification, issue warnings to us, and impose a fine of between RMB1,000,000 and RMB10,000,000. Persons-in-charge and other persons that are directly liable for such failure shall be warned and each imposed a fine from RMB500,000 to RMB5,000,000. Controlling shareholders and actual controlling persons of us that organize or instruct such violations shall be imposed a fine from RMB1,000,000 and RMB10,000,000.

On February 24, 2023, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Provisions on Confidentiality and Archives Administration”), which came into effect on March 31, 2023. The Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. However, there remain uncertainties regarding the further interpretation and implementation of the Provisions on Confidentiality and Archives Administration.

As of the date of this Prospectus, we and our PRC subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations of our PRC subsidiaries. In addition, as of the date of this Prospectus, we and our PRC subsidiaries are not required to obtain prior approval or permission from the CSRC or the CAC or any other entity that is required to approve our PRC subsidiaries’ operations or required for us to offer securities to foreign investors under any currently effective PRC laws, regulations, and regulatory rules. If it is determined that we are subject to filing requirements imposed by the CSRC under the Overseas Listing Regulations or approvals from other PRC regulatory authorities or other procedures, including the cybersecurity review under the revised Cybersecurity Review Measures, for our future offshore offerings, it would be uncertain whether we can or how long it will take us to complete such procedures or obtain such approval and any such approval could be rescinded. Any failure to obtain or delay in completing such procedures or obtaining such approval for our offshore offerings, or a rescission of any such approval if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to file with the CSRC or failure to seek approval from other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our ordinary shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the securities offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our ordinary shares.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. We do not know what regulations will be adopted or how such regulations will affect us and our listing on Nasdaq. In the event that the Cyberspace Administration of China determines that we are subject to these regulations, we may be required to delist from Nasdaq and we may be subject to fines and penalties. On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Review Measures”), and on December 28, 2021, the Cyberspace Administration of China jointly with the relevant authorities published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the Review Measures, which required that, operators of critical information infrastructure purchasing network products and services, and data processors (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Under the Data Security Law enacted on September 1, 2021 and the Measures for Cybersecurity Review (2021) implemented on February 15, 2022, since we are not an Operator, nor do we control more than one million users’ personal information, we would not be required to apply for a cybersecurity review by the CAC. However, if the CSRC, CAC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for any follow-on offerings, we may be unable to obtain such approvals and we may face sanctions by the CSRC, CAC or other PRC regulatory agencies for failure to seek their approval which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors and the securities currently being offered may substantially decline in value and be worthless.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the Standing Committee of the NPC approved the Personal Information Protection Law (“PIPL”), which became effective on November 1, 2021. The PIPL regulates collection of personal identifiable information and seeks to address the issue of algorithmic discrimination. Companies in violation of the PIPL may be subject to warnings and admonishments, forced corrections, confiscation of corresponding income, suspension of related services, and fines. We had not collected identifiable or sensitive personal information of individual end-users, such as ID card numbers and real names, which means our potential access or exposure to customers’ personal information is limited. However, in the event we inadvertently access or become exposed to customers’ personal identifiable information, then we may face heightened exposure to the PIPL.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, any future offerings and our reputation and could result in a loss of your investment in our ordinary shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on our Company, our business, and any future offerings. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our ordinary shares could be rendered worthless.

Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and results of operations.

Substantially all of our operations are located in China. Accordingly, our business, prospects, financial condition, and results of operations may be influenced significantly by political, economic, and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of the foreign exchange, and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may harm us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past, the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

We may also decide to finance our PRC subsidiaries using capital contributions. The Ministry of Commerce (“MOC”) or its local counterpart must approve these capital contributions. On March 30, 2015, the State Administration of Foreign Exchange, or SAFE, promulgated Circular of the State Administration of Foreign Exchange on Reforming the Management Approach regarding the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, or Circular 19, which expands a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises nationwide. Circular 19 came into force and replaced previous Circular 142 and Circular 36 on June 1, 2015. On June 9, 2016, SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or Circular 16, to further expand and strengthen such reform. Under Circular 19 and Circular 16, foreign-invested enterprises in the PRC are allowed to use their foreign exchange funds under capital accounts and RMB funds from exchange settlement for expenditure under current accounts within its business scope or expenditure under capital accounts permitted by laws and regulations, except that such funds shall not be used for (i) expenditure beyond the enterprise’s business scope or expenditure prohibited by laws and regulations; (ii) investments in securities or other investments than principal-secured products issued by banks; (iii) granting loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) construction or purchase of real estate for purposes other than self-use (except for real estate enterprises). In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE’s approval, and such RMB capital may not, in any case, be used to repay RMB loans if the proceeds of such loans have not been used. Violations of these circulars could result in severe monetary or other penalties. These circulars may significantly limit our ability to use RMB converted from the cash provided by our offshore financing activities to fund the establishment of new entities in China by our PRC subsidiaries, to invest in or acquire any other PRC companies through our PRC subsidiaries.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiaries or future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we receive from our offerings to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and cause the value of our Class A ordinary shares to significantly decline or be worthless. The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10 billion and at least two of these operators each had a turnover of more than RMB400 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB 2 billion, and at least two of these operators each had a turnover of more than RMB 400 million within China) must be cleared by MOFCOM before they can be completed.

Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

The PRC government may impose restrictions on our ability to transfer cash out of China and to U.S. investors.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. To the extent that our income is received in Renminbi, shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the SAFE implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China or Hong Kong and adversely affect our business as well as your investment.

As of the date of this Prospectus, we are not aware of other material restrictions and limitations on our ability to distribute earnings from our businesses, including our subsidiaries, to the parent company and U.S. investors or our ability to settle amounts owed, or on foreign exchange or our ability to transfer cash between entities within our group, across borders, or to U.S. investors.

Our ability to transfer funds to our PRC subsidiaries is subject to PRC governmental regulations. The process of remitting funds to China may take several months to complete.

Any loans to the PRC subsidiaries are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign-invested enterprises, to finance their activities cannot exceed statutory limits and must be registered with SAFE.

To remit the proceeds of the offering, we must take the following steps:

●	First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to SAFE certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments of the domestic residents, and foreign exchange registration certificate of the invested company. As of the date of this Prospectus, we have already opened a special foreign exchange account for capital account transactions.

●	Second, we will remit the funds into this special foreign exchange account.

●	Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary significantly. Ordinarily the process takes several months but is required by law to be accomplished within 180 days of application.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart. We cannot assure you that we will be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our subsidiaries. If we fail to receive such approvals, our ability to use the our offshore funds and to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business. If we fail to receive such approvals, our ability to use the proceeds of the offerings and to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in the PRC or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.

The transfer of funds and assets among Haoxin, its Hong Kong and PRC subsidiaries is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC-resident enterprises are tax resident.

As of the date of this Prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in the PRC or Hong Kong, such funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

Substantial uncertainties exist with respect to the interpretation, implementation and future amendments of the Foreign Investment Law of the People’s Republic of China, its implementing regulations and the Negative List regime and how it may impact the viability of our current corporate structure, corporate governance and business operations.

The Foreign Investment Law of the People’s Republic of China (the “FIL”) and its implementing regulations became effective on January 1, 2020. The FIL reflects an expected Chinese regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and unified legislative efforts to apply largely consistent corporate legal requirements for both foreign and domestic investments.

Among other things, the FIL and its implementing regulations expand the definition of foreign investment and introduce the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise (“FIE”). The FIL provides that entities established in China but “controlled” by foreign investors will be treated as FIEs, whereas an entity set up in a foreign jurisdiction would nonetheless be, upon market entry clearance, treated as a Chinese domestic investor provided that the entity is “controlled” by Chinese entities and/or citizens. Once an entity is determined to be an FIE, it will be subject to the foreign investment restrictions or prohibitions set forth in a Negative List promulgated or updated by the State Council from time to time. Unless the underlying business of the FIE falls within the Negative List, which calls for market entry clearance, prior approval from the government authorities as mandated by the previous foreign investment legal regime would no longer be required for establishment of the FIE.

On December 27, 2021, the NDRC and MOFCOM, jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version), or the Negative List, which became effective and replaced the previous version on January 1, 2022. Pursuant to the Negative List, if a PRC company, which engages in any business where foreign investment is prohibited under the Negative List, or prohibited businesses, seeks an overseas offering or listing, it must obtain the approval from competent governmental authorities. Based on a set of Q&A published on the NDRC’s official website, a NDRC official indicated that after a PRC company submits its application for overseas listing to the CSRC and where matters relating to prohibited businesses under the Negative List are implicated, the CSRC will consult the regulatory authorities having jurisdiction over the relevant industries and fields.

Because the Overseas Listing Rules are currently in draft form and given the novelty of the overseas listing regulatory framework under the FIL and the Negative List, there remain substantial uncertainties as to whether and what requirements, including filing requirements, will be imposed on a PRC company with respect to its listing and offerings overseas as well as with the interpretation and implementation of existing and future regulations in this regard. For example, it is unclear as to whether the approval requirement under the Negative List will apply to follow-on offerings by PRC companies engaged in prohibited businesses and whose offshore holding company is listed overseas. If such approval is in fact required and given the NDRC’s indication of CSRC’s involvement in the approval process, there is also a lack of clarity on the application procedure, requirement and timeline which may not be resolved until the Overseas Listing Rules, which provide for the filing procedures of the overseas offering and listing of a PRC company with the CSRC, are formally enacted and implemented.  If the Overseas Listing Rules are enacted in the current form before the completion of our future proposed offerings, we will be required to make a filing with the CSRC in connection with such offerings within three business days after its completion. If the approval requirement under the Negative List applies to follow-on offerings by PRC companies whose offshore holding company is listed overseas, we may be required to obtain an approval for the proposed offerings or we may be required to relinquish our licenses pertaining to prohibited businesses. If we relinquish or are required to relinquish these licenses, while we do not expect our business operation to be materially adversely affected, we are uncertain whether or when the relevant procedures will be completed.

The development, manufacture and sales of construction materials products and manufacturing equipment are not currently subject to foreign investment restrictions set forth in the Catalogue of Industries for Guiding Foreign Investment (Amended in 2017), or the Catalogue, issued by the National Development and Reform Commission and the Ministry of Commerce on June 28, 2017 and became effective on July 28, 2017. Under the currently effective FIL and the applicable Negative List, foreign investment in these industries is not prohibited or restricted. Accordingly, the FIL does not materially impact the viability of our current corporate structure, corporate governance and business operations in many aspects. However, should the development, manufacture and sales of construction materials products and manufacturing equipment become subject to foreign investment restrictions under future versions of the Negative List, then the viability of our current corporate structure, corporate governance and business operations may be materially impacted in many aspects.

There are uncertainties under the PRC laws relating to the procedures for U.S. regulators to investigate and collect evidence from companies located in the PRC.

According to Article 177 of the newly amended PRC Securities Law which became effective in March 2020 (the “Article 177”), the securities regulatory authority of the PRC State Council may collaborate with securities regulatory authorities of other countries or regions in order to monitor and oversee cross border securities activities. Article 177 further provides that overseas securities regulatory authorities are not allowed to carry out investigation and evidence collection directly within the territory of the PRC, and that any Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to overseas agencies without prior consent of the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council.

Our PRC counsel, Pacgate Law Group, has advised us of their understanding that (i) the Article 177 is applicable in the limited circumstances related to direct investigation or evidence collection conducted by overseas authorities within the territory of the PRC (in such case, the foregoing activities are required to be conducted through collaboration with or by obtaining prior consent of competent Chinese authorities); (ii) the Article 177 does not limit or prohibit the Company, as a company duly incorporated in Cayman Islands and to be listed on Nasdaq, from providing the required documents or information to Nasdaq or the SEC pursuant to applicable Listing Rules and U.S. securities laws; and (iii) as the Article 177 is relatively new and there is no implementing rules or regulations which have been published regarding application of the Article 177, it remains unclear how the law will be interpreted, implemented or applied by the Chinese Securities Regulatory Commission or other relevant government authorities. As of the date hereof, we are not aware of any implementing rules or regulations which have been published regarding application of Article 177. However, we cannot assure you that relevant PRC government agencies, including the securities regulatory authority of the PRC State Council, would reach the same conclusion as we do. As such, there are uncertainties as to the procedures and time requirement for the U.S. regulators to bring about investigations and evidence collection within the territory of the PRC.

Our principal business operation is conducted in the PRC. In the event that the U.S. regulators carry out investigation on us and there is a need to conduct investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

We rely on dividends, loans and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiaries to make loans or payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company and rely on dividends, loans and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt or pay any expense we may incur. In the event that our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require our PRC subsidiaries to adjust their taxable income in a manner that would materially and adversely affect their ability to pay dividends and other distributions to us.

Under PRC laws and regulations, our PRC subsidiaries, as wholly foreign-owned enterprises in China, may pay dividends only out of their respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In response to the persistent capital outflow and the Renminbi’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments, and shareholder loan repayments. The PRC government may continue to strengthen its capital controls, and our PRC subsidiaries’ dividends and other distributions may be subjected to tighter scrutiny in the future. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our ordinary shares.

Substantially, our revenues and expenditures are denominated in RMB, whereas our reporting currency is the U.S. dollar. As a result, fluctuations in the exchange rate between the U.S. dollar and RMB will affect the relative purchasing power in RMB terms of our U.S. dollar assets and the proceeds from our future proposed offerings. Our reporting currency is the U.S. dollar, while the functional currency for our PRC subsidiaries is RMB. Gains and losses from the re-measurement of assets and liabilities receivable or payable in RMB are included in our consolidated statements of operations. The re-measurement has caused the U.S. dollar value of our results of operations to vary with exchange rate fluctuations, and the U.S. dollar value of our results of operations will continue to vary with exchange rate fluctuations. A fluctuation in the value of RMB relative to the U.S. dollar could reduce our profits from operations and the translated value of our net assets when reported in U.S. dollars in our financial statements. This change in value could negatively impact our business, financial condition, or results of operations as reported in U.S. dollars. In the event that we decide to convert our RMB into U.S. dollars to make payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB will harm the U.S. dollar amount available to us. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

The value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions and China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decades-old policy of pegging the value of the RMB to the U.S. dollar, and the RMB appreciated more than 20% against the U.S. dollar over the following three years. However, the PBOC regularly intervenes in the foreign exchange market to limit fluctuations in RMB exchange rates and achieve policy goals. Between July 2008 and June 2010, the exchange rate between the RMB and the U.S. dollar had been stable and traded within a narrow range. Since June 2010, the RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably. Since October 1, 2016, Renminbi has joined the International Monetary Fund (IMF)’s basket of currencies that make up the Special Drawing Right (SDR) and the U.S. dollar, the Euro, the Japanese yen, and the British pound. In the fourth quarter of 2016, the RMB has depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may announce further changes to the exchange rate system. We cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

There remains significant international pressure on the PRC government to adopt a flexible currency policy. Any significant appreciation or depreciation of the RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our ordinary shares in U.S. dollars. For example, to the extent that we need to convert U.S. dollars we receive from our future proposed offerings into RMB to pay our operating expenses, appreciation of the RMB against the U.S. dollar would adversely affect the RMB amount we would receive from the conversion. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our ordinary shares.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited. We may not be able to hedge our exposure adequately. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on the price of our ordinary shares.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries and thereby prevent us from funding our business.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our PRC subsidiaries by means of loans or capital contributions. Any loans to these PRC subsidiaries, which are foreign-invested enterprises, cannot exceed statutory limits based on the difference between the amount of our investments and registered capital in such subsidiaries, and shall be registered with SAFE, or its local counterparts. Furthermore, any capital increase contributions we make to our PRC subsidiaries, which are foreign-invested enterprises, shall be approved by MOFCOM, or its local counterparts. We may not be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to receive such registrations or approvals, our ability to provide loans or capital to increase contributions to our PRC subsidiaries may be negatively affected, which could adversely affect their liquidity and our ability to fund and expand their business.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our net revenues in RMB. Under our current corporate structure, our company in the Cayman Islands may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

In light of China’s flood of capital outflows in 2016 due to the weakening RMB, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movements. More restrictions and a substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. In the event that the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Failure to make adequate contributions to various employee benefit plans required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government-sponsored employee benefit plans, including certain social insurance, housing funds, and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China, given the different levels of economic development in different locations. In the event that the local governments deem our contribution to be not sufficient, we may be subject to late contribution fees or fines in relation to any underpaid employee benefits, and our financial condition and results of operations may be adversely affected.

Currently, we are making contributions to the plans based on the minimum standards. However, PRC laws required such contributions to be based on the actual employee salaries up to a maximum amount specified by the local government. Therefore, in our consolidated financial statements, we have made an estimate and accrued a provision in relation to the potential make-up of our contributions for these plans and to pay late contribution fees and fines. If we are subject to late contribution fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, making it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 is issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose. Vehicles, or SAFE Circular 75. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for overseas investment or financing.

In the event that our shareholders who are PRC residents or entities do not complete their registration as required, our PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us. We may be restricted in our ability to contribute additional capital to our PRC subsidiaries. Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

However, we may not be informed of the identities of all the PRC residents or entities holding a direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with and will in the future make or obtain any applicable registrations or approvals required by SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax on its global income rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of an enterprise’s business, productions, personnel, accounts, and properties. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities, and uncertainties remain with respect to the interpretation of the term “de facto management body.” As substantially all of our management members are based in China, it remains unclear how the tax residency rule will apply to our case. In the event that the PRC tax authorities determine that Haoxin or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, Haoxin or such subsidiary could be subject to PRC tax at a rate of 25% on its worldwide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations.

Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC if we are treated as a PRC resident enterprise. Any such tax may reduce the returns on the investment in our ordinary shares.

There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.

We conduct substantially all of our business operations in China, and a majority of our directors and senior management are based in China, which is an emerging market. The SEC, U.S. Department of Justice and other authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain emerging markets, including China. Additionally, our public shareholders may have limited rights and few practical remedies in emerging markets where we operate, as shareholder claims that are common in the United States, including class action securities law and fraud claims, generally are difficult to pursue as a matter of law or practicality in many emerging markets, including China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, the regulatory cooperation with the securities regulatory authorities in the Unities States has not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no foreign securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to foreign securities regulators.

As a result, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

We may not be able to obtain certain benefits under relevant tax treaties on dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiary.

We are an exempted company incorporated under the laws of the Cayman Islands and, as such, rely on dividends and other distributions on equity from our PRC subsidiaries to satisfy part of our liquidity requirements. Pursuant to the PRC Enterprise Income Tax Law, a withholding tax rate of 10% currently applies to dividends paid by a PRC “resident enterprise” to a foreign enterprise investor, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for preferential tax treatment. Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, such withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC enterprise. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties, which became effective in August 2015 and was renewed in October 2019, require non-resident enterprises to determine whether they are qualified to enjoy the preferential tax treatment under the tax treaties and file relevant report and materials with the tax authorities. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations.   As of December 31, 2025 and 2024, we did not record any withholding tax on the retained earnings of our subsidiaries in the PRC as we intended to re-invest all earnings generated from our PRC subsidiaries for the operation and expansion of our business in China, and we intend to continue this practice in the foreseeable future. Should our tax policy change to allow for offshore distribution of our earnings, we would be subject to a significant withholding tax. We cannot assure you that the relevant tax authority will not challenge our determination regarding our qualification to enjoy the preferential tax treatment. We cannot assure that we will be able to complete the necessary filings with the relevant tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiaries to Haoxin HK, our Hong Kong subsidiary.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing Notice of the Ministry of Finance and the State Administration of Taxation on Several Issues Concerning the Enterprise Income Tax Treatment on Enterprise Reorganization (Circular 59) and Announcement No. 7 [2015] of the State Administration of Taxation—Announcement on Several Issues concerning the Enterprise Income Tax on Income from the Indirect Transfer of Assets by Non-Resident Enterprises (Circular 7) which became effective in February 2015. Under Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. Circular 7 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

Circular 7 extends its tax jurisdiction to indirect transfers and transactions involving the transfer of other taxable assets through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clear criteria on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacked a reasonable commercial purpose and was established for the purpose of reducing, avoiding, or deferring PRC tax.

According to the “Enterprise Income Tax Law of the People’s Republic of China” (adopted on March 16, 2007, first amended on February 24, 2017, and second amended on December 29, 2018), if the business dealings between an enterprise and its affiliated parties do not conform to the principle of independent transactions and thus reduce the taxable income or income of the enterprise or its affiliated parties, the tax authorities have the right to adjust in accordance with reasonable methods. The cost incurred by an enterprise and its related parties in developing and accepting intangible assets or providing and receiving labor services together shall be apportioned according to the principle of independent transaction when calculating taxable income.

If a resident enterprise or an enterprise controlled by a resident enterprise and a Chinese resident and established in a country (region) whose actual tax burden is significantly lower than the tax rate level of China’s enterprise income tax, does not allocate or reduce its profits due to reasonable business needs, the portion of the above profits that should belong to the resident enterprise shall be included in the current income of the resident enterprise.

Interest expenses incurred when the ratio of creditor’s rights investment to equity investment accepted by an enterprise from its affiliated parties exceeds the prescribed standard shall not be deducted in the calculation of taxable income.

If an enterprise reduces its taxable income or income by implementing other arrangements without reasonable commercial purposes, tax authorities have the right to adjust them in accordance with reasonable methods.

We face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange, or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation and request our PRC subsidiaries to assist in the filing. As a result, non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed under Circular 59 and Circular 7. They may be required to expend valuable resources to comply with Circular 59and Circular 7 or establish that our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results from operations.

The PRC tax authorities have the discretion under SAT Circular 59 and Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. Although we currently have no plans to pursue any acquisitions in China or elsewhere in the world, we may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC Enterprise Income Tax Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59 and Circular 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

We may lose the ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless if the Chinese government may exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers.

The recently issued Opinions on Strictly Cracking Down on Illegal Securities Activities emphasized the need to strengthen the administration over illegal securities activities and the supervision on listings by China-based companies in foreign countries, and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based companies listed in foreign countries, and provided that the special provisions of the State Council on offering and listing by those companies in foreign countries limited by shares will be revised and therefore the duties of domestic industry competent authorities and regulatory agencies will be clarified. As these opinions were newly issued and there are no further explanations or detailed rules and regulations with respect to such opinions, there are still uncertainties regarding the interpretation and implementation of such opinions. And new rules or regulations promulgated in future could impose additional requirements on us.

In addition, on July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Cybersecurity Review Measures for public comments, according to which, among others, an “operator of critical information infrastructure” or a “data processor”, who has personal information of more than one million users and is going to list in foreign countries, must report to the relevant cybersecurity review office for a cybersecurity review. On December 28, 2021, the Cyberspace Administration of China jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020). Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Since we are not an Operator, nor do we control more than one million users’ personal information, we would not be required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021).

However, if the CSRC or other relevant PRC regulatory agencies subsequently determine that prior approval is required, failure of obtaining such approval may lead us face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from offerings into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as offerings of the Shares.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the legal system in China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly with little advance notice, and the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

Therefore, these risks may result in a material change in business operations, significant depreciation of the value of our ordinary shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors. Recently, the Chinese government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

Although we have taken measures to comply with the laws and regulations that are applicable to our business operations, including the regulatory principles raised by the CBRC, and avoiding conducting any activities that may be deemed as illegal fund-raising, forming capital pool or providing guarantee to investors under the current applicable laws and regulations, the PRC government authority may promulgate new laws and regulations regulating the direct lending service industry in the future. We cannot assure you that our practices would not be deemed to violate any PRC laws or regulations relating to illegal fund-raising, forming capital pools or the provision of credit enhancement services. Moreover, we cannot rule out the possibility that the PRC government will institute a license requirement covering our industry at some point in the future. If such a licensing regime were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy, than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the MITT, and the Ministry of Public Security). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

The Circular on Strengthening the Administration of Foreign Investment in and Operation of Value-added Telecommunications Business, issued by the MITT in July 2006, prohibits domestic telecommunication service providers from leasing, transferring or selling telecommunications business operating licenses to any foreign investor in any form, or providing any resources, sites or facilities to any foreign investor for their illegal operation of a telecommunications business in China. According to this circular, either the holder of a value-added telecommunication services operation permit or its shareholders must directly own the domain names and trademarks used by such license holders in their provision of value-added telecommunication services. The circular also requires each license holder to have the necessary facilities, including servers, for its approved business operations and to maintain such facilities in the regions covered by its license. If an ICP License holder fails to comply with the requirements and also fails to remedy such non-compliance within a specified period of time, the MITT or its local counterparts have the discretion to take administrative measures against such license holder, including revoking its ICP License.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

Escalating U.S.-China trade tensions and newly imposed tariffs may adversely impact our business, financial condition, and results of operations.

On August 14, 2017, the President of the United States issued a memorandum instructing the United States Trade Representative (“USTR”) to determine whether to investigate under section 301 of the United States Trade Act of 1974 (Trade Act) the laws, policies, practices, or actions of the Chinese government that may be unreasonable or discriminatory and that may be harming United States intellectual property rights, innovation, or technology development. Based on information gathered in that investigation, the USTR published a report on March 22, 2018, on the Chinese government’s acts, policies, and practices supporting findings that are unreasonable or discriminatory and burden or restrict United States commerce. On March 8, 2018, the President exercised his authority to issue significant tariffs on imports of steel and aluminum from several countries, including China. Subsequently, the USTR announced an initial proposed list of 1,300 goods imported from China that could be subject to additional tariffs and initiated a dispute with the World Trade Organization against China for alleged unfair trade practices. The President has indicated that his two primary concerns to be addressed by China are (i) a mandatory $100 billion reduction in the China/United States trade deficit and (ii) limiting the planned $300 billion Chinese government support for advanced technology industries, including artificial intelligence, semiconductors, electric cars, and commercial aircraft. On July 6, 2018, the United States initially imposed 25% tariffs on $34 billion worth of Chinese goods, including agriculture and industrial machinery, which prompted the Chinese government to initially impose tariffs on $34 billion worth of goods from the United States, including beef, poultry, tobacco, and cars. Since July 2018, the United States imposed tariffs on $250 billion worth of Chinese products and has threatened tariffs on $325 billion more. In response, China imposed tariffs on $110 billion worth of US goods and threatened qualitative measures that would affect US businesses operating in China. In May 2019, the United States raised the tariffs on $100 billion of Chinese products to 25% from 10%. Tariffs were expected to increase further to 30% on October 15, 2019. However, the increase was suspended pending negotiation of a “phase one” trade agreement with China. On August 1, 2019, President Trump announced a new 10% ad valorem duty on additional goods imported from China, which amount was then increased to 15% on August 23, 2019. The new tariff at the rate of 15% became effective on September 1, 2019 with respect to certain categories of goods and was expected to become effective for additional categories of goods on December 15, 2019. On December 13, 2019 the US and China signed a “phase one” trade agreement, which avoided the imposition of additional tariffs. However, there can be no assurances that the US or China will not increase tariffs or impose additional tariffs in the future. Following the “Phase One” trade agreement, trade tensions between the United States and China have escalated materially, particularly after President Trump’s reelection in 2025. The United States imposed significantly higher tariffs under Section 301 on a broad range of Chinese imports, with headline tariff rates exceeding 100% on certain product categories, while maintaining elevated duties on steel, aluminum, and automotive products. China responded with retaliatory tariffs reported to exceed 80% on selected U.S. goods, as well as export controls affecting strategic materials. These measures contributed to a sharp contraction in bilateral trade flows during the second half of 2025. U.S. containerized imports from China declined by more than 20% year-over-year in certain months, with overall bilateral trade volumes falling by an estimated $130 billion. There can be no assurance that trade conditions will stabilize, and any further escalation could materially increase our costs, disrupt supply chains, reduce demand for our transportation and logistics services and adversely affect our business, financial condition and results of operations.

Heightened tensions in international relations, particularly between the United States and China, also as a result of the war in Ukraine and Iran, and sanctions on Russia, show no clear signs of improvement. These tensions have affected both diplomatic and economic ties among countries. Our business is subject to risks associated with international trade policies, particularly those between the United States and China. Tensions between the two countries have led to trade restrictions, sanctions, and tariffs that could materially affect our supply chain, costs, and market access.

Further changes in U.S.-China trade policy, including additional tariffs, trade restrictions or retaliatory measures, could increase our operating and procurement costs, disrupt supply chains and reduce demand for our transportation and logistics services.

As a PRC-based transportation and logistics services provider, we may be indirectly affected by higher tariffs and other trade restrictions to the extent they reduce the volume of goods transported by our customers or increase the costs of vehicles, fuel, equipment or other supplies used in our operations. Such measures could:

●	Reduce demand for our transportation and logistics services;

●	Increase our operating and procurement costs;

●	Adversely affect the businesses and shipment volumes of our customers; and

●	Disrupt our supply chain.

Further regulatory actions, trade barriers or sanctions could disrupt international and domestic trade flows, adversely affect our customers’ operations and reduce demand for our transportation and logistics services, which could adversely affect our business, financial condition and results of operations.

We continue to monitor evolving trade policies and explore alternative strategies, such as diversifying our customer base and adjusting our supply chain to mitigate potential risks. However, given the uncertainty of future trade relations, we cannot assure that further geopolitical developments, tariffs, or regulatory changes will not adversely affect our business, financial condition, or results of operations.

The joint statement by the SEC and PCAOB, recent Nasdaq rule changes, and the Holding Foreign Companies Accountable Act for additional and more stringent criteria to be applied to emerging market companies in assessing the qualifications of their auditors, especially non-U.S. auditors that are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in emerging markets, including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and the higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to inspect or investigate completely the registered public accounting firm that issued its audit report. If the PCAOB is unable to inspect the company’s auditors for the applicable statutory period (as amended), the issuer’s securities are prohibited from trading on a U.S. stock exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, a provision substantially identical to that of the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements under the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that foreign jurisdiction.

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China, because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in Hong Kong. The Company’s former auditor, Marcum Asia is based in New York, New York and the current auditor PKF is based in the UK, and therefore was not subject to the December 16, 2021 PCAOB determinations.

On August 26, 2022, the PCAOB signed an SOP Agreement with the China Securities Regulatory Commission and the MOF. The SOP Agreement established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. However, the PCAOB has stated that its ability to conduct complete inspections and investigations remains subject to ongoing assessment and may be reconsidered if access is restricted in the future, in which case positions taken by authorities in the PRC could again obstruct the PCAOB’s ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong, and companies audited by those firms could become subject to trading prohibitions under the HFCAA.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong.

On February 24, 2023, the CSRC, the Ministry of Finance, the State Secrecy Administration, and the State Archives Bureau jointly issued the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises, or the Provisions, which aim to standardize confidentiality and archives administration in respect of direct or indirect overseas issuance of securities by domestic enterprises of the PRC and came into effect on March 31, 2023. The Provisions provide the following requirements: (a) working papers formed within the territory of China by the securities companies and securities service agencies that provide corresponding services for the overseas issuance and listing of domestic enterprises shall be stored within the territory of China. Those that need to transmit working papers outbound shall go through examination and approval formalities in accordance with the relevant provisions of the State, and (b) the relevant domestic enterprise, securities companies and securities service agencies shall obtain the consent of the CSRC or the relevant administrative authorities prior to cooperating in the inspection or investigation carried out by an overseas securities regulator or relevant administrative authority or providing documents and materials in connection therewith. The Provisions further provide that, where an overseas securities regulator or that relevant competent authority requests to conduct an inspection or investigation to collect evidence from a domestic enterprise and the domestic securities companies and securities service agencies providing corresponding services regarding the overseas offering and listing activities of the domestic enterprise, the inspection or investigation shall be carried out under the cross-border regulatory cooperation mechanism, and the CSRC or the relevant authorities shall provide the requisite assistance pursuant to the bilateral and multilateral cooperation mechanism.

Given the recency of the Protocol and the Provisions and the fact that official guidance and related implementation rules have not been issued and the Provisions may be subject to further clarifications during subsequent implementation, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors outside our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong and intends to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations under the HFCAA if needed.

Historically, the lack of access to PCAOB inspections in China has prevented the PCAOB from fully evaluating the audits and quality control procedures of auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections, which could cause existing and potential investors in our Class A Ordinary Shares to lose confidence in our audit procedures, reported financial information and the quality of our financial statements.

Our former auditor, Marcum Asia, the independent registered public accounting firm that issued the audit report for the years ended December 31, 2024 and 2023 included elsewhere in this Prospectus, is registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Marcum Asia is headquartered in New York, New York and is subject to inspection by the PCAOB on a regular basis. Our current auditor, PKF Littlejohn LLP (“PKF”), is not headquartered in mainland China or Hong Kong and is not identified in the PCAOB’s Determination Report. PKF is a United Kingdom based public accounting firm that is registered with the PCAOB and is subject to inspection by the PCAOB.

We cannot assure you that Nasdaq or regulatory authorities will not apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as they relate to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. It remains unclear what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange. In addition, the above rules and amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create uncertainty for investors, adversely affect the market price of our Class A Ordinary Shares, and result in our delisting or require us to engage a new audit firm, which would require significant expense and management time.

Risks Related to Our Business and Industry

We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares.

We are a Cayman Islands holding company and conduct substantially all of our business through our subsidiaries in China. We may rely on dividends to be paid by our PRC subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict our PRC subsidiaries’ ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, our PRC subsidiaries may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, our subsidiaries in China are required to set aside at least 10% of their accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of their registered capital.

Our PRC subsidiaries generate primarily all of their revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of any one of our PRC subsidiaries to use its Renminbi revenues to pay dividends to us. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law, or EIT, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, Haoxin HK. As of the date of this Prospectus, Haoxin WFOE currently does not have plan to declare and pay dividends to Haoxin HK and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority Haoxin HK intends to apply for the tax resident certificate when Haoxin WFOE plans to declare and pay dividends to Haoxin HK. When Haoxin WFOE plans to declare and pay dividends to Haoxin HK and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a current report on Form 6-K, prior to such actions.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

Any disclosure of documents or information located in China by foreign agencies may be subject to jurisdiction constraints and must comply with China’s state secrecy laws, which broadly define the scope of “state secrets” to include matters involving economic interests and technologies. There is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect our operations will be honored by us, by entities who provide services to us or with whom we associate, without violating PRC legal requirements, especially as those entities are located in China. Furthermore, under the current PRC laws, an on-site inspection of our facilities by any of these regulators may be limited or prohibited.

We operate in a competitive industry. If we are unable to compete successfully, we may lose market share to our competitors.

The domestic market in China for truckload delivery and related services is highly competitive. Our current or potential competitors include major logistics transportation companies in China. Some of our competitors may have greater brand recognition, a larger group of customers or vendors, longer operating histories, and marketing resources than we do. Customers may weigh their experience and resources over us in various ways, increasing our competitor’s respective market shares.

You should not expect that we will compete successfully against current or potential competitors. Such competitive pressures may have a material and adverse effect on our business, financial condition, and results of operations. Failure to compete successfully against existing or new competitors may cause us to lose market share, customers, and other business relationships.

We traditionally have had substantial customer concentration, with a limited number of customers accounting for a substantial portion of our revenues.

Our top three customers accounted for 20.8%, 15.2% and 39.1% of revenues for the year ended December 31, 2025, 2024 and 2023, respectively, and the amounts due from these customers included in accounts receivable were $1,446,069, $6,055,957 and $8,424,004, representing 15.9%, 30.7% and 46.0% of total accounts receivable, respectively.

There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. It is not possible for us to predict the future level of demand for our services that will be generated by these customers or the future demand for the products and services of these customers in the end-user marketplace. In addition, revenues from our top three customers may fluctuate from time to time based on the commencement and completion of projects, the timing of which may be affected by market conditions or other factors, some of which may be outside of our control. Further, some of our contracts with our top five customers permit them to terminate our services at any time (subject to notice and certain other provisions). If any of our top five customers experience declining or delayed sales due to market, economic or competitive conditions, we could be pressured to reduce the prices we charge for our services or we could lose the customer. Any such development could have an adverse effect on our margins and financial position and would negatively affect our revenues and results of operations and/or trading price of our Class A ordinary shares.

The loss of any of our key customers could reduce our revenues and our profitability.

We consider our major customers in each period to be those customers that accounted for more than 10% of our revenue in such period. We had nil, nil and three such major customer for the years ended December 31, 2025, 2024 and 2023, respectively. As most of our revenues are driven by customers’ demand for our truckload services, there can be no assurance that we will maintain or improve the relationships with customers who do not have long-term contracts with us. Our major customers often change each period based on when a given order is placed. In the event that we cannot maintain long-term relationships with major customers or replace major customers from period to period with equivalent customers, the loss of such sales could harm our business, financial condition, and results of operations.

The loss of any of our key suppliers could have a materially adverse effect on our results of operations.

We consider our major suppliers in each period to be those vendors that accounted more than 10% of overall purchases in such period. We had nil, nil and three such major suppliers for the year ended December 31, 2025, 2024 and 2023, respectively. We believe that currently we can locate replacement suppliers readily on the market for prevailing prices and not have significant difficulty replacing a given vendor. However, there is no guarantee that we would not develop significant reliance on certain suppliers in the future. Any difficulty in replacing such a vendor could adversely affect our Company’s performance to the extent it results in higher prices, a slower supply chain, and ultimately less desirable results of operations.

Our business is dependent on third-party suppliers and changes or difficulties in our relationships with our suppliers may harm our business and financial results.

We are partially dependent on our subcontractors for our products. Our subcontractors may fail to meet timelines or contractual obligations or provide us with sufficient transportation services, which may adversely affect our business. Certain of our contracts with key suppliers can be terminated by the supplier upon giving notice within a certain period and restrict us from using other suppliers. Failure to appropriately structure or adequately manage our agreements with third parties may adversely affect our supply of products. We are also subject to credit risk with respect to our third-party suppliers. If any such suppliers become insolvent, an appointed trustee could potentially ignore the service contracts we have in place with such party, resulting in increased charges or the termination of the service contracts. We may not be able to replace a supplier within a reasonable period of time, on as favorable terms or without disruption to our operations. Any adverse changes to our relationships with third-party suppliers could have a material adverse effect on our image, brand and reputation, as well as on our business, financial condition and results of operations.

In addition, to the extent that our creditworthiness is impaired, or general economic conditions decline, certain of our key suppliers may demand onerous payment terms that could materially adversely affect our working capital position, or such suppliers may refuse to continue to supply to us.

Our business and growth are significantly affected by the emergence of new retail, the continued development of e-commerce in China and elsewhere and related demand for integrated supply chain solutions.

We serve merchants that conduct business in the retail industry in China, and these merchants rely on our services to fulfill orders placed by consumers. As we focus on providing integrated supply chain solutions for the new retail era, which is characterized by technological advancement and enhanced logistics and supply chain capabilities that result in faster delivery and shorter inventory cycles, our future business opportunities depend upon the continued integration of online and offline retail channels and the adoption of the new retail paradigm by an increasing number of merchants in China and elsewhere, both in terms of large platforms and brands as well as small and medium enterprises, or SMEs, and micro-merchants.

The future development and landscape of the retail industry in China and elsewhere are affected by a number of factors, many of which are beyond our control. These factors include the consumption power and disposable income of consumers, as well as changes in demographics and consumer preferences. The development of the retail industry is also subject to the selection, price and popularity of products offered through online and offline retail channels of original brand manufacturers and changes in the availability, reliability and security of such channels. Further, the emergence of alternative channels or business models that better suit the needs of consumers and the development of online-to-offline supply chain integration by retailers can also affect the development of the retail industry. Another important factor is the development of fulfillment, payment and other ancillary services associated with the retail industry. Macroeconomic conditions, particularly as retail spending tends to decline during recessions and other economic factors affecting consumer confidence, including inflation and deflation, fluctuation of currency exchange rates, volatility of stock and property markets, interest rates, tax rates and changes in unemployment rates, can also impact the development of the retail industry in China and elsewhere. The retail industry in China has experienced, and continues to experience, inflationary pressures on the supply chain and prices of raw materials and the costs associated with hiring and retaining personnel. Additionally, inflationary pressures have caused and continue to cause higher product costs, reductions in sales of our clients’ products, longer sales cycles for our clients, increased accounts receivable and inventory write-offs and increased competition. In an inflationary environment such as the current economic environment, our clients’ ability to implement customer pricing adjustments or surcharges to offset the impacts of inflation may be limited due to competitive or regulatory conditions. If the retail industry in China is unable to offset the impact of persistent inflation, we may be subject to adverse effect on our business, financial condition and results of operations. Finally, other factors, such as changes in government policies, laws and regulations, in particular those that govern the retail industry, as well as changes in domestic and international politics, including military conflicts, political turmoil and social instability, can also influence the development of the retail industry in China and elsewhere. If the new retail and e-commerce industry in China and their respective demand for integrated supply chain solutions fail to develop as we expect, our business and growth could be harmed.

Technological developments which affect global trade flows and supply chains are challenging some of our largest customers and may therefore affect our business and results of operations.

By reducing the cost of labor through automation and digitization and empowering consumers to demand goods whenever and wherever they choose, technology is changing the business models and production of goods in many industries, including those of some of our largest customers. Consequently, supply chains are being pulled closer to the end-customer and are required to be more responsive to changing demand patterns. As a result, fewer intermediate and raw inputs are traded, which could lead to a decrease in transportation activity. If automation and digitization become more commercially viable and/or production becomes more regional or local, total containerized trade volumes would decrease, which would adversely affect demand for our services. Rising tariff barriers and environmental concerns also accelerate these trends.

If our customers are able to reduce their logistics and supply chain costs or increase utilization of their internal solutions, our business and operating results may be materially and adversely affected.

A major driver for merchants and other customers to use third-party logistics and supply chain service providers is the high cost and degree of difficulty associated with developing in-house logistics and supply chain expertise and operational efficiencies. If, however, our customers are able to develop their own logistics and supply chain solutions, increase utilization of their in-house supply chain, reduce their logistics spending, or otherwise choose to terminate our services, our logistics and supply chain management business and operating results may be materially and adversely affected. In addition, certain of our major e-commerce platform partners may develop their own logistics capabilities, which could reduce the scope of services we provide to users on their platforms.

An increase in fuel prices may reduce profitability.

The provision of trucking services is highly reliant on the availability of the appropriate fuel and its cost and an increase in fuel prices may increase our costs. During the years ended December 31, 2025, 2024 and 2023, our fuel costs accounted for approximately 28.8%, 27.9% and 26.7% of our transportation costs, respectively. Geopolitical instability in key energy-transit regions, including recent disruptions affecting critical shipping routes such as the Strait of Hormuz, may further contribute to volatility in global fuel prices, which could increase our operating costs and adversely affect our profitability.

Some of our service agreements with our customers allow us to adjust our service fees to some extent when the fuel prices fluctuate over 5%. However, if the fluctuations fall within the acceptable range, the service fees cannot be adjusted, and we would not be able to pass the increased cost of fuel oil to our customers. Therefore, we are still exposed to the risk of the fuel price fluctuation which may affect our profitability.

Overall tightening of the labor market, increases in labor costs or any labor unrest, including strikes, may affect our business as we operate in a labor-intensive industry.

Our business requires a substantial number of personnel, and labor costs comprised 19.1%, 18.7% and 18.7% of our total transportation costs for the years ended December 31, 2025, 2024 and 2023, respectively. Any failure to retain stable and dedicated labor by us, our suppliers and subcontractors may lead to disruptions to or delays in our services. We, our suppliers and subcontractors often hire additional or temporary workers to handle the significant increase in express and freight volumes. We have observed an overall tightening labor market. We have experienced, and expect to continue to experience, increases in labor costs due to increases in salaries, social benefits and employee headcounts and we may also face seasonal labor shortages. We, our suppliers and subcontractors compete with other companies for labor, and we may not be able to offer competitive salaries and benefits compared to them.

We may be subject to labor disputes from time to time in the ordinary course of business, due to the magnitude of the labor force involved in our service network. Any labor unrest or strikes directed against us, our suppliers or subcontractors could directly or indirectly prevent or hinder our normal operating activities, and if not resolved in a timely manner, lead to delays in fulfilling our customer orders. We are not able to predict or control any labor unrest, especially those involving labor not directly employed by us. Further, labor unrest may affect general labor market conditions or result in changes to labor laws, which in turn could materially and adversely affect our business, financial condition and results of operations.

We face risks associated with the items we deliver and the contents of shipments and inventories handled through our service network.

We handle a large volume of shipments and inventories across our service network, and face challenges with respect to the protection and control of these items. Shipments and inventories in our service network may be stolen, damaged or lost for various reasons, and we and our subcontractors may be perceived or found to be liable for such incidents. In addition, we may fail to screen shipments and inventories and detect unsafe or prohibited/restricted items. Unsafe items, such as flammables and explosives, toxic or corrosive items and radioactive materials, may damage other items or facilities in our service network, injure recipients and harm our personnel and assets or those of our franchisee partners and service providers. Furthermore, if we fail to prevent prohibited or restricted items from entering into our service network and if we participate in the transport and delivery of such items, we may be subject to administrative or even criminal penalties, and if any personal injury or property damage is concurrently caused, we may be further liable for civil compensation.

Our delivery operations also involve inherent risks. We constantly have a large number of vehicles and personnel in transportation and a large number of items in storage facilities that we rent, and are therefore subject to risks associated with storage and transportation safety. The insurance maintained by us may not fully cover the damages caused by transportation related injuries or loss. From time to time, our vehicles and personnel may be involved in accidents, and the items they transport may be lost or damaged. In addition, frictions or disputes may occasionally arise from the personal interactions between our pick-up and delivery personnel and senders or recipients and those of our subcontractors. Personal injury or property damage may occur in connection with such incidents.

Additionally, we face vicarious liability for traffic accidents, deaths, injuries, cargo damage or other incidents that are caused by our vehicles. Under cooperation with our major customers, we are liable for any damages to the goods, equipment and premises of the customers caused by us during the provision of our transportation services, and we are also liable for any loss or damages to the goods that are in our custody and for any non-compliance of relevant laws and regulations in the PRC. Our auto insurance and general liability insurance policies may not cover all potential claims to which we are exposed, and may not be adequate to indemnify us for all potential liabilities. These incidents may also subject us to negative publicity, which could adversely affect our business, operating results, and future prospects.

Any of the foregoing could disrupt our services, cause us to incur substantial expenses and divert the time and attention of our management. We and our subcontractors may face claims and incur significant liabilities if found liable or partially liable for any injuries, damages or losses. Claims against us may exceed the amount of our insurance coverage, or may not be covered by insurance at all. Governmental authorities may also impose significant fines on us or require us to adopt costly preventive measures. Furthermore, if our services are perceived to be insecure or unsafe by our ecosystem participants, our business volume may be significantly reduced, and our business, financial condition and results of operations may be materially and adversely affected.

Our results of operations may be affected by seasonal factors.

Our productivity may decrease during the winter season when severe winter weather impedes operations. Also, some shippers may reduce their shipments after the winter holiday season. At the same time, operating expenses may increase and fuel efficiency may decline due to engine idling during periods of inclement weather. Harsh weather conditions generally also result in higher accident frequency, increased freight claims, and higher equipment repair expenditures.

We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.

We have entered into a number of transactions with related parties, including our shareholders, directors, and executive officers. For example, in order to solve urgent and sudden needs of payment for highway bridge expenses or fuel expenses, in 2024, our Chairman and CEO, Mr. Zhengjun Tao, periodically make cash payments on behalf of the Company. During the year ended December 31, 2025, 2024 and 2023, Mr. Zhengjun Tao made cash payments on behalf of the Company of $1,212,265, $792,866 and $651,082, respectively.

We may in the future enter into additional transactions with entities in which members of our board of directors and other related parties hold ownership interests. Transactions with the entities in which related parties hold ownership interests present potential for conflicts of interest, as the interests of these entities and their shareholders may not align with the interests of the Company and our unaffiliated shareholders with respect to the negotiation of, and certain other matters related to, our purchases from and other transactions with such entities. Conflicts of interest may also arise in connection with the exercise of contractual remedies under these transactions, such as default.

Our Board of Directors has currently authorized the Audit Committee to review and approve all material related party transactions. We rely on the laws of the Cayman Islands, which provide that the directors owe a duty of care and a duty of loyalty to our company. Under Cayman Islands law, our directors have a duty to act honestly, in good faith, and view our best interests. Our directors also have a duty to exercise the care, diligence, and skills that a reasonably prudent person would exercise in comparable circumstances. See “Description of Ordinary Shares—Differences in Corporate Law” on page 76 for additional information on our directors’ fiduciary duties under Cayman Islands law. Nevertheless, we may have achieved more favorable terms if such transactions had not been entered into with related parties. These transactions, individually or in the aggregate, may have an adverse effect on our business and results of operations or may result in government enforcement actions other litigation.

We will require substantial additional funding in the future. There is no assurance that additional financing will be available to us.

We have been dependent upon bank loans and proceeds received from shareholders’ equity contributions to meet our capital requirements in the past. We may require substantial additional funding in the future to meet our capital requirements for our business expansion and to maintain operations and improve financial performance; however, we cannot assure you that we will be able to obtain capital in the future. In the event that we were unable to meet our future funding requirements for working capital and for general business purposes, we could experience operating losses and limit our marketing efforts and decrease or eliminate capital expenditures. In addition, our operating results, our business results, and our financial position would be adversely affected. In the event that adequate additional financing is not available on reasonable terms, we may not be able to undertake our expansion plan or purchase additional equipment for our operations, and we would have to modify our business plans accordingly.

A rapid expansion could significantly strain our resources, management, and operational infrastructure, impairing our ability to meet increased demand for our products and hurt our business results.

To accommodate our anticipated growth, we will need to expand capital resources and dedicate personnel to implement and upgrade our accounting, operational and internal management systems and enhance our record-keeping and contract tracking system. Such measures will require us to dedicate additional financial resources and personnel to optimize our operational infrastructure and to recruit more personnel to train and manage our growing employee base. In the event that we cannot successfully implement these measures efficiently and cost-effectively, we will be unable to satisfy the demand for our services, which will impair our revenue growth and hurt our overall financial performance.

We may encounter problems related to our operational and financial systems and controls during any growth, including quality control and delivery and production capacities.

Any significant growth in the market for our services or our entry into new markets may require additional employees for managerial, operational, financial, and other purposes. As of December 31, 2025, 2024 and 2023, we had 40, 85 and 122 employees, respectively. The decrease in our employee headcount during these periods may further constrain our ability to manage any future growth unless we are able to recruit and retain additional qualified personnel. We would also need to continue to expand, train and manage our employees. If we experience future growth, such growth could impose significant added responsibilities upon our management to identify, recruit, retain, integrate, and motivate new employees.

We may encounter a working capital shortage, as we may need additional funds to finance the purchase of vehicles, transportation costs, and hire additional employees.

We will be required to continue improving our operations, management, and financial systems and controls for effective growth management. Our failure to manage growth effectively may lead to operational and financial inefficiencies, which will negatively affect our profitability. We cannot assure investors that we will be able to timely and effectively meet increased demand and maintain the quality standards required by our existing and potential customers.

We rely on short-term borrowings for our liquidity. Our outstanding and future indebtedness may adversely affect our available cash flow and our ability to operate our business. In addition, we may not be able to obtain additional capital when desired, on favorable terms or at all.

Our liquidity relies significantly on short-term borrowings. As of December 31, 2025, we had twelve outstanding short-term loans provided by seven banks, totaling RMB 54,500,000 in the aggregate, or approximately $7,793,396. As of December 31, 2024, we had four outstanding short-term loans provided by four banks, totaling RMB 18,200,000 in the aggregate, or approximately $2,493,390. As of December 31, 2023, we had six outstanding short-term loans provided by five banks, totaling RMB 16,270,000 in the aggregate, or approximately $2,291,582. All short-term loans of the Company are entirely applied to payments for operation-related software procurement and fuel fees.

The Company also has bank acceptance notes outstanding with the banks and is required to keep certain amounts on deposit that are subject to withdrawal restrictions. As of December 31, 2025, 2024 and 2023 restricted cash was $3,496, $3,350 and $3,444, respectively. No cash is restricted to assure future credit availability.

However, we need to make continued investments in facilities, vehicles, equipment, hardware, software, technological systems and to retain talents to remain competitive. Due to the unpredictable nature of the capital markets and our industry, there can be no assurance that we will succeed in obtaining renewals on our loans or raise additional capital on favorable terms, if at all, which could significantly increase our future interest expense and adversely impact our business, results of operations, financial condition, and prospects. In the event that we are unable to obtain short-term financing in an amount sufficient to support our operations, it may be necessary to suspend or curtail our operations, which would have a material adverse effect on our business and financial condition. In that event, current shareholders would likely experience a loss of most of or all of their investment.

Further, if our level of indebtedness increases, in the future, it could:

●	require us to dedicate a portion of our cash flow from operations to payments on our indebtedness, which could reduce the availability of cash flow to fund acquisitions, start-ups, working capital, capital expenditures and other general corporate purposes;

●	limit our ability to borrow money or sell stock for working capital, capital expenditures, debt service requirements and other purposes;

●	limit our flexibility in planning for, and reacting to, changes in our industry or business;

●	make us more vulnerable to unfavorable economic or business conditions; and

●	limit our ability to make acquisitions or take advantage of other business opportunities.

In the event we incur additional indebtedness, the risks described above could increase.

We have a high debt to asset ratio, which may put us at high risk of default on our loans.

As of December 31, 2025, we had $22,647,352 in total liabilities and $50,273,079 in total assets. As of December 31, 2024, we had $14,006,704 in total liabilities and $32,379,245 in total assets. Our debt to asset ratio increased in 2025 compared with 2024, which may put us at high risk of default on our loans under certain circumstances, such as interest rates rising suddenly causing us unable to make our payments to the banks. If we default on our loans, we will be subject to penalties pursuant to our agreements with the banks and our business and financial condition will be materially adversely affected. As of December 31, 2025 and 2024, the debt to asset ratio is 0.45 and 0.43, respectively.

Borrowings guaranteed by related parties may result in conflicts of interests in the payment of our obligations.

Our short-term borrowings are guaranteed by our major shareholders, their families and related companies that provide working capitals to us to support our operations when needed. Conflicts of interest may cause us to repay these obligations ahead of other, more important claims, to protect the personal assets of our major shareholders, their families and related companies.

We cannot assure you that our internal growth strategy will be successful, which may negatively impact our growth, financial condition, results of operations, and cash flow.

One of our strategies is to grow internally through increasing the development of new services and products and improve the quality of existing services and products. However, many obstacles to this expansion exist, including, but not limited to: increased competition from similar businesses; our ability to improve our products and product mix to realize the benefits of our research and development efforts; international trade and tariff barriers; unexpected costs; costs associated with marketing efforts abroad and maintaining attractive foreign exchange rates. Therefore, we cannot assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this internal growth strategy successfully may negatively impact our growth, future financial condition, results of operations, or cash flows.

Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue their present positions, our business might be severely disrupted.

Our business operations depend on the continued services of our senior management, particularly the executive officers named in this Prospectus. While we have provided incentives to our management, we cannot assure you that we can continue to retain their services. If one or more of our key executives were unable or unwilling to continue in their present positions, we might not be able to replace them easily or at all. The loss may constrain our future growth and severely disrupt our business. Our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we have entered into confidentiality and non-competition agreements with our management, there is no assurance that any member of our management team will not join our competitors or form a competing business. In the event that any dispute arises between our current or former officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

Our financial and operating performance may be adversely affected by epidemics, natural disasters, and other catastrophes.

Our business, financial and operating performance could be materially and adversely affected by the outbreak of epidemics or pandemics, including but not limited to the COVID-19, swine influenza, avian influenza, middle east respiratory syndrome (MERS-CoV), and severe acute respiratory syndrome (SARS-CoV). As a result of the ongoing COVID-19 pandemic, we expect our operation to experience slowdown or temporary suspension in production. Our business could be materially and adversely affected if the slowdown or suspension continues for a long period. During such an epidemic outbreak, China may adopt certain hygiene measures, including quarantining visitors from places where any contagious diseases were rampant. Those restrictive measures adversely affected and slowed down the national economic development during that period. Any prolonged restrictive measures to control the contagious disease or other adverse public health developments in China or our targeted markets may have a material and adverse effect on our business operations.

Similarly, natural disasters, wars (including the potential of war), terrorist activity (including threats of terrorist activity), social unrest and heightened travel security measures instituted in response, and travel-related accidents, as well as geopolitical uncertainty and international conflict, will affect travel volume and may, in turn, have a material adverse effect on our business and results of operations. In addition, we may not be adequately prepared in contingency planning or recovery capability in relation to a major incident or crisis. As a result, our operational continuity may be adversely and materially affected, which in turn may harm our reputation.

If we fail to promote and maintain our brand effectively and cost-efficient, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing clients. Successful promotion of our brand and our ability to attract clients depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. Currently, we promote our brand mainly through referrals. Our future marketing efforts will likely require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all, and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to promote and maintain our brand while incurring substantial expenses successfully, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

New lines of business or new services and products may subject us to additional risks.

We plan on implementing new lines of business or offering new services and products within existing lines of business. There are substantial risks and uncertainties associated with these efforts, particularly when the markets are not fully developed. In developing and marketing new lines of business and/or new services and products, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new services and products may not be achieved, and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives, and shifting market preferences, may also impact the successful implementation of a new line of business or new services and products. Furthermore, any new line of business and/or new services and products could significantly impact the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new services and products could have a material adverse effect on our business, results of operations, and financial condition.

We may evaluate and potentially consummate strategic investments or acquisitions from time to time, which could require significant management attention, disrupt our business, and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions, or alliances to further increase the value of our products and better serve our clients. These transactions could be material to our financial condition and results of operations if consummated. Even if we can identify an appropriate business opportunity, there is no guarantee that we may be able to consummate the transaction successfully. Even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such a transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products, and services of the acquired business;

●	the inability of the acquired technologies, products, or businesses to achieve expected levels of revenue, profitability, productivity, or other benefits;

●	difficulties in retaining, training, motivating, and integrating key personnel;

●	diversion of management’s time and resources from our normal daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our products;

●	difficulties in maintaining uniform standards, controls, procedures, and policies within the combined organizations;

●	difficulties in retaining relationships with clients, employees, and suppliers of the acquired business;

●	risks of entering markets in which we have limited or no prior experience;

●	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

●	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

●	failure to successfully further develop the acquired technology;

●	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities; and

●	potential disruptions to our ongoing businesses.

We may not make any investments or acquisitions. Furthermore, our future investments or acquisitions may not be successful, benefit our business strategy, generate sufficient revenues to offset the associated acquisition costs, or otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced products or that any new or enhanced products, if developed, will achieve market acceptance or prove to be profitable.

We may not have sufficient insurance coverage.

We maintain various insurance policies to safeguard against risks and unexpected events. We have purchased certain life insurance, such as motor vehicle occupant and personal accident insurance; property loss insurance, such as cargo transportation insurance and motor vehicle damage insurance; and liability insurance, such as statutory automobile liability insurance, motor vehicle occupant liability insurance, third-party liability insurance and employer’s liability insurance. Some of our insurance also covers fire or other damages. We also provide social security insurance including pension insurance, unemployment insurance, work-related injury insurance, medical insurance and maternity insurance for our full-time employees. We are not legally required to maintain insurance for the items we ship. We do not maintain business interruption insurance, nor do we maintain key-man life insurance. We cannot assure you that our insurance coverage is sufficient to prevent us from any losses or that we will be able to successfully claim for losses under our current insurance policies on a timely basis, or at all. If we incur losses that are not covered by our insurance policies, or if the amount reimbursed is significantly less than our actual losses, our business, financial condition and results of operations could be materially and adversely affected.

We may be exposed to liabilities under the Foreign Corrupt Practices Act. Any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute to obtain or retain business. We will have operations, agreements with third parties, and sales in China, which may experience corruption. Our existing business in Asia creates the risk of unauthorized payments or offers of payments by one of our company’s employees, consultants, or sales agents because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing safeguards and any future improvements may prove to be less than effective. The employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions. We may be subject to other liabilities, which could negatively affect our business, operating results, and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

If we fail to implement and maintain effective internal control over financial reporting, our ability to accurately report our financial results may be impaired, adversely impacting investor confidence and the market price of our Class A ordinary shares.

Prior to the IPO, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management completed an assessment of the effectiveness of our internal control over financial reporting as of December 31, 2025 in accordance with Section 404(a) of the Sarbanes-Oxley Act of 2002, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting because, as an emerging growth company, we are not required to obtain such an attestation under Section 404(b) of the Sarbanes-Oxley Act. Based on this assessment, management concluded that our internal control over financial reporting was not effective as of December 31, 2025 due to the material weaknesses described below.

In the course of auditing our consolidated financial statements as of and for the years ended December 31, 2025, 2024 and 2023, we and our independent registered public accounting firm identified three material weaknesses in our internal control over financial reporting as well as other control deficiencies. As defined in standards established by the Public Company Accounting Oversight Board (United States) (“PCAOB”), a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified relate to (i) a lack of accounting staff and resources with appropriate knowledge of generally accepted accounting principles in the United States (“U.S. GAAP”) and SEC reporting and compliance requirements; (ii) a lack of formal risk assessment process and internal control framework, and (iii) a lack of information technology general control (“ITGC”) in the areas of: (1) Risk and Vulnerability Assessment and Management; (2) Third-Party (Service Organization) Vendor Management; (3) System Change Management; (4) Backup and Recovery Management; (5) Access to Systems and Data; and (6) Segregation of Duties, Privileged Access, and Monitoring.

As of December 31, 2025, and in response to the above-mentioned material weaknesses (i) and (ii) identified, we implemented the following remediation measures during fiscal year 2025, including the recruitment of a chief financial officer with appropriate knowledge and experience in U.S. GAAP accounting and SEC reporting; and the establishment of an audit committee and internal audit department. In addition, during fiscal year 2025, we also hired additional qualified accounting and finance personnel and conducted periodic internal training focused on U.S. GAAP and SEC reporting requirements. We also adopted additional measures to improve our internal control over financial reporting, including, among others, creating a U.S. GAAP accounting policies and procedures manual, maintained, reviewed and updated, on a regular basis, to reflect the latest U.S. GAAP accounting standards, and strengthening corporate governance. During the fiscal year 2025, for the IT related weakness, we continued to enhance our (1) data backup procedures and computer operations monitoring; (2) user account management and segregation of duties; and (3) risk assessment procedures and system controls. As of July 20, 2026, the information technology–related material weakness has not yet been fully remediated. However, we cannot assure you that we will be able to continue implementing these measures or successfully complete the remediation process or that we will not identify additional material weaknesses or significant deficiencies in the future.

As an emerging growth company, we are not required to obtain, and have not obtained, an attestation report from our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. Upon completing the IPO, we became a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404(a) of the Sarbanes-Oxley Act of 2002, or Section 404(a), requires us to include a report of management’s assessment on the effectiveness of our internal control over financial reporting in this Prospectus on Form 20-F for the fiscal year ended December 31, 2025. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm may be required to report on the effectiveness of our internal control over financial reporting. Management’s conclusion regarding the effectiveness of our internal control over financial reporting as of December 31, 2025 is described above.

Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources, and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation timely.

During documenting and testing our internal control procedures to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. In the event that we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could, in turn, limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our Class A ordinary shares.

Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations, and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

Failure to appropriately evaluate the credit profile of our customers and/or delay in settlement of accounts receivable from our customers could materially and adversely impact our operating cash flow. It may result in significant provisions and impairments on our accounts receivable which in turn would have a material adverse impact on our business operations, results of operation, financial condition, and our business pursuits and prospects.

We had $270,133 of allowance for credit losses as of December 31, 2025. We had $639,643 of allowance for credit losses as of December 31, 2024. We had $547,742 of allowance for credit losses as of December 31, 2023. Our customers include various logistics companies, supermarkets and manufacturers. Due to the nature of the customers and the practice of the industry, the Company generally allows a credit period of 45 to 90 days from the invoice date. However, our customers sometimes still require additional time for payment, depending on their internal cash flow budget or various levels of approvals. On January 1, 2023, the Company adopted ASC 326 Financial Instruments – Credit Losses (“ASC 326”) using the modified retrospective approach through a cumulative-effect adjustment to retained earnings. Upon adoption, the Company changed its impairment model to utilize a current expected credit losses model in place of the incurred loss methodology for financial instruments measured at amortized cost, including accounts receivable. The Company recorded a decrease to opening retained earnings of $285,061 (includes the effect of deferred taxes of $95,020) as of January 1, 2023 due to the cumulative impact of adopting ASC Topic 326.

For example, the average accounts receivable turnover period was approximately, 97.0, 271.0 days and 211.0 days for the fiscal years ended December 31, 2025, 2024 and 2023, respectively. Due to uncertainty of the timing of collection, we established an allowance for credit loss based on individual account analysis and historical collection trends. We established a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures and a provision on historical trends of collections. Based on the management of customers’ credit and ongoing relationship, management makes conclusions whether any balances outstanding at the end of the period will be deemed uncollectible on an individual basis and an aging analysis basis. The provision is recorded against accounts receivable balances, with a corresponding charge recorded in the consolidated statements of income and comprehensive income. Delinquent account balances are written-off against the allowance for credit loss after management has determined that the likelihood of collection is not probable. We recorded a bad debt write-off of $nil, $nil and $nil during the fiscal years ended December 31, 2025, 2024 and 2023, respectively.

While we have implemented policies and measures to improve our management of credit risk and have expanded our efforts in the collection of overdue or long outstanding accounts receivable, there is no assurance that our substantial accounts receivable position with respect to our reported revenue (on a net basis) will not persist in the future given the nature of our business. Any deterioration of the credit profile of our customers or any failure or delay in their settlement of our accounts receivable could put tremendous pressure on our operating cash flow and may result in a material and adverse impact on our business operations, results of operations, and financial condition.

You may have difficulty in effecting service of legal process, enforcing judgments or bringing actions in China against us or our directors and officers named in the report based on foreign laws.

We are an exempted company incorporated under the laws of the Cayman Islands, and substantially all of our assets are located outside of the United States. All of our assets and a substantial portion of our current business operations are conducted in the PRC. In addition, all of our directors and officers are nationals and residents of countries and areas other than the United States, including the PRC. All of the assets of these persons are located outside the United States. As a result, it may be difficult for you to bring an action against these individuals within the United States. It may also be difficult for you to enforce the U.S. courts judgments obtained in U.S. courts, including judgments based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, many of whom are not residents in the United States, and whose significant part of assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the Cayman Islands, the PRC or Hong Kong, respectively, would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. In addition, it is uncertain whether such Cayman Islands, Hong Kong or PRC courts would entertain original actions brought in the courts of the Cayman Islands, Hong Kong or the PRC against us or such persons predicated upon the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws, regulations and interpretations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Furthermore, class action lawsuits, which are available in the United States for investors to seek remedies, are generally uncommon in China.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our directors and officers named in this Prospectus based on Hong Kong laws.

As of the date of this Prospectus, our Hong Kong subsidiary, Haoxin HK, is a holding company and currently does not conduct and is not expected to conduct in the future any business. We do have director(s) who are Hong Kong residents and reside within Hong Kong for a significant portion of the time. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our directors and officers named in the report, as judgments entered in the U.S. can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the U.S. in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts.

Furthermore, foreign judgments of the U.S. courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the U.S. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the U.S. could be enforceable in Hong Kong.

Potential disruptions in the capital and credit markets may adversely affect our business, including the availability and cost of short-term funds for liquidity requirements, which could adversely affect our results of operations, cash flows, and financial condition.

Potential changes in the global economy may affect the availability of business and customer credit. We may need to rely on the credit markets, particularly for short-term borrowings from banks in China, as well as the capital markets, to meet our financial commitments and short-term liquidity needs if internal funds from our operations are not available to be allocated to such purposes. Disruptions in the credit and capital markets could adversely affect our ability to draw on such short-term bank facilities. Our access to funds under such credit facilities depends on the banks’ ability that are parties to those facilities to meet their funding commitments, which may be dependent on governmental economic policies in China. Those banks may not meet their funding commitments to us if they experience shortages of capital and liquidity or experience excessive volumes of borrowing requests from other borrowers and us within a short period of time.

Long-term disruptions in the credit and capital markets could result from uncertainty, changing or increased regulations, reduced alternatives, or failures of financial institutions that could adversely affect our access to the liquidity needed for our business. Any disruption could require us to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs can be arranged. Such measures may include deferring capital expenditures and reducing or eliminating discretionary uses of cash. These events would adversely impact our results of operations, cash flows, and financial position.

A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

China’s economic growth has slowed down since 2012 and such slowdown may continue. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in volatility in oil and other markets, and over the conflicts involving Ukraine and Syria. There have also been concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition.

The war in Ukraine, the conflict involving Iran and continuing instability in the Middle East have already affected global economic markets, and the uncertain resolution of these conflicts could result in protracted and/or severe damage to the global economy. Russia’s military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Military hostilities involving Iran and other countries in the Middle East have also resulted in sanctions, attacks on commercial vessels and disruptions to shipping routes, including through the Strait of Hormuz and the Red Sea. Russia’s military incursion, the conflicts in the Middle East, and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our customers’ businesses and our business, even though we do not have any direct exposure to Russia, Iran, or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the conflicts in Ukraine and the Middle East, as conflicts and related governmental responses continue to develop and are rapidly developing and beyond our control. Prolonged unrest, intensified military activities, more extensive sanctions impacting these regions, or further disruptions to international shipping and energy supplies, could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of our business.

In addition, continued turbulence in the international markets may adversely affect our ability to access capital markets to meet liquidity needs.

We may be subject to penalties for failure to register our lease with the PRC real estate administration department.

Pursuant to the Law on Administration of Urban Real Estate which took effect in January 1995 with the latest amendment in August 2019 and the Administrative Measures on Leasing of Commodity Housing which was promulgated by Ministry of Housing and Urban-Rural Development on December 1, 2010 and took effect on February 1, 2011, lessors and lessees are required to enter into a written lease contract and to register the lease with the real estate administration department, and failure to comply with the registration requirement may result in a fine ranging from RMB1,000 to RMB10,000. Our PRC subsidiaries do not register all their leases with the real estate administration department. With respect to the unregistered lease, we may be required to complete such registration or subject to fines, which may adversely affect our financial position or operation.

Risks Related to our Ordinary Shares

The dual class structure of our ordinary shares has the effect of concentrating voting control with Mr. Zhengjun Tao, who holds in aggregate 91.98% of the voting power of our capital g, preventing you and other stockholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

As of the date of this Prospectus, the authorized share capital of the Company is $50,000 divided into 500,000,000 ordinary shares, of which 400,000,000 shares are Class A ordinary shares and 100,000,000 shares are Class B ordinary shares, par value $0.0001 per share. As of the date of this Prospectus, there are currently 8,950,000 Class A ordinary shares and 4,800,000 Class B ordinary shares issued and outstanding. Holders of Class A Ordinary Shares and Class B ordinary shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Class A ordinary share has one (1) vote and each Class B ordinary share has twenty (20) votes. Each Class B ordinary share is convertible into one (1) Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

The currently Class B Ordinary Shares outstanding are beneficially owned by our Chief Executive Officer, Mr. Zhengjun Tao, through TZJ Global (BVI) Limited, representing 91.98% of the aggregate voting power of our currently outstanding Ordinary Shares as of the date hereof. As of the date of this Prospectus, Mr. Tao holds 91.98% of the aggregate voting power. Because of the twenty-to-one voting ratio between our Class B and Class A ordinary shares, Mr. Tao will continue to control a majority of the combined voting power of our Ordinary Shares and therefore be able to control all matters submitted to our shareholders for approval so long as the Class B ordinary shares represent at least 51% of the voting power of all outstanding ordinary shares. This concentrated control will limit the ability of holders of Class A Ordinary Shares to influence corporate matters for the foreseeable future. Furthermore, should the Company decide to issue additional Class B ordinary shares in the future, the twenty-to-one voting ratio between the two classes of our ordinary shares will result in further dilutive effect on the holders of Class A ordinary shares.

As a result, for so long as TZJ Global (BVI) Limited owns a controlling or significant voting interest in our ordinary shares, it generally will be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including:

●	the election of directors;

●	determinations with respect to our business direction and policies, including the appointment and removal of officers;

●	determinations with respect to corporate transactions, such as mergers, business combinations, change in control transactions or the acquisition or the disposition of assets;

●	our financing and dividend policy;

●	determinations with respect to our tax returns; and

●	compensation and benefits programs and other human resources policy decisions.

Even if TZJ Global (BVI) Limited were to dispose of certain of its shares of our Class B ordinary shares such that it would control less than a majority of the voting power of our outstanding ordinary shares, it may be able to influence the outcome of corporate actions so long as it retains Class B ordinary shares. During the period of TZJ Global (BVI) Limited’s controlling or significant ownership of our ordinary shares, investors in any subsequent offerings may not be able to affect the outcome of such corporate actions.

TZJ Global (BVI) Limited may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. Corporate action might be taken even if other shareholders, including those who purchase shares in any of our future offerings, oppose them. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control or other liquidity event of our Company, could deprive our stockholders of an opportunity to receive a premium for their shares of Class A ordinary shares as part of a sale or other liquidity event and might ultimately affect the market price of our ordinary shares.

Furthermore, we cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A ordinary shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of dual-class structures and temporarily barred new dual-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual-class capital structure makes us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices are not expected to invest in our stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indexes and we cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make our Class A ordinary shares less attractive to other investors. As a result, the market price of our Class A ordinary shares could be adversely affected.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any March 31 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares, and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until those standards apply to private companies. We have elected to avail our company of this exemption from new or revised accounting standards and, therefore, will be subject to accounting standards that are available to emerging growth companies.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or provide information at different times, making it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer, and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Our directors and executive officers are not be subject to the insider short-swing profit disclosure and recovery regime. As a foreign private issuer, we will also be exempt from Regulation FD (Fair Disclosure) requirements, which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Because we are a foreign private issuer and rely on certain exemptions from the Nasdaq corporate governance standards applicable to U.S. domestic issuers, you will have less protection than you would have if we were a U.S. domestic issuer.

As a foreign private issuer, we are permitted under Nasdaq Listing Rule 5615(a) to follow certain corporate governance practices of our home country, the Cayman Islands, in lieu of specified Nasdaq corporate governance requirements. Cayman Islands corporate governance practices do not require a majority of the board of directors to be independent, nor do they require shareholder approval for certain corporate actions that would otherwise require shareholder approval under the Nasdaq Listing Rules.

We intend to follow home country practice in lieu of certain Nasdaq corporate governance requirements, including Nasdaq Rule 5620(a), which requires listed companies to hold an annual meeting of shareholders within a specified timeframe, and Nasdaq Rule 5635(a) through (d), which require shareholder approval for certain issuances of securities, including issuances in connection with acquisitions, changes of control, equity compensation plans, and certain private placements.

As a result, certain corporate actions that would otherwise require shareholder approval under the Nasdaq Listing Rules may be approved by our board of directors in accordance with our memorandum and articles of association and Cayman Islands law. These practices may result in fewer shareholder protections and reduced board independence compared to U.S. domestic issuers listed on Nasdaq.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum and articles of association (the “M&A”), the Companies Act (As Revised) of the Cayman Islands (the “Cayman Islands Companies Act”), and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders, and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company, and substantially all of our assets are located outside of the United States. In addition, a majority of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and the PRC, see “Enforceability of Civil Liabilities.”

We may not be able to maintain the listing of our Class A Ordinary Shares on Nasdaq, and Nasdaq’s recent rule change requiring $5 million minimum market value of listed securities, could increase the risk of suspension and delisting of our Class A Ordinary Shares.

We cannot assure you that our Class A Ordinary Shares will continue to be listed on the Nasdaq Capital Market. We are required to comply with Nasdaq’s continued listing requirements, including requirements relating to minimum stockholders’ equity, minimum bid price and corporate governance. If we are unable to satisfy these requirements, our Class A Ordinary Shares could be suspended or delisted.

On December 15, 2025, we received a written notification from Nasdaq notifying us that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share. The notification was based on the closing bid price of our Class A Ordinary Shares being below $1.00 per share for 31 consecutive business days from October 30, 2025 to December 12, 2025. The notification has no immediate effect on the listing or trading of our Class A Ordinary Shares, which continue to trade on the Nasdaq Capital Market under the symbol “HXHX.”

Under Nasdaq Listing Rule 5810(c)(3)(A), we were provided with a 180-calendar-day compliance period, ending on June 15, 2026, to regain compliance with the minimum bid price requirement. On June 15, 2026, the Company submitted a request to Nasdaq for an additional 180 calendar days to regain compliance with the minimum bid price requirement.

On June 17, 2026, we received a letter from Nasdaq advising that the Company had been granted an additional 180 calendar days, or until December 14, 2026, to regain compliance with the minimum bid price requirement. Nasdaq’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. There can be no assurance that we will regain compliance with the minimum bid price requirement by December 14, 2026, or maintain compliance with such requirement thereafter.

In addition, Nasdaq proposed and the SEC approved a new continued listing requirement that would require companies listed on the Nasdaq Global Market or the Nasdaq Capital Market to maintain a market value of listed securities of at least $5 million. Under the rule, if the market value of our listed securities remains below $5 million for 30 consecutive business days, Nasdaq would issue an immediate suspension and delisting determination, without providing a cure or compliance period, and any request for a hearing would not stay the suspension of trading. If we are unable to satisfy the new requirement, our Class A Ordinary Shares could be suspended and delisted from Nasdaq.

If we fail to regain or maintain compliance with the minimum bid price requirement or any other applicable Nasdaq continued listing requirement, Nasdaq may suspend trading in or delist our Class A Ordinary Shares. Any suspension or delisting could adversely affect the market price and liquidity of our Class A Ordinary Shares and the ability of our shareholders to sell their Class A Ordinary Shares in the secondary market.

In addition, any suspension or delisting could have significant consequences, including:

●	limited availability of market quotations for our Class A Ordinary Shares;

●	reduced liquidity in our Class A Ordinary Shares;

●	a determination that our Class A Ordinary Shares are “penny stocks,” which could require brokers trading in our Class A Ordinary Share to adhere to more stringent rules and could result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Share;

●	Limited news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our Class A ordinary shares has been and may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The trading price of our Class A ordinary shares has been and is likely to continue to be volatile. The market price of our Class A ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A ordinary shares if the market price of our ordinary shares increases.

We have incurred and will continue to incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of our initial public offering in April 2025, we have become a public company in the United States. As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations increase our legal, accounting and financial compliance costs and make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of our initial public offering in April 2025, we became a listed company in the United States. As a publicly listed company, we are required to file annual reports with the Securities and Exchange Commission. In some cases, we also need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we are governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

We will continue to monitor the closing bid price of its Class A Ordinary Shares and may, if appropriate, consider implementing available options, including implementing a reverse stock split, to regain compliance with the minimum bid price requirement. There can be no assurance that we will regain compliance with the minimum bid price requirement or otherwise maintain compliance with Nasdaq’s continued listing requirements. If we do not regain compliance within the additional compliance period, Nasdaq will provide notice that the Company’s securities will be subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel, although there can be no assurance that such an appeal would be successful.

In addition, the Notes provide that the suspension or threatened suspension from trading, or the failure or threatened failure of our Class A Ordinary Shares to be trading or listed on the Principal Market for any period of time, may constitute an event of default under the Notes. Upon an event of default, the default rate under the Notes increases to 15% per annum, and the holder may have additional rights and remedies, including redemption rights, under the Notes. If our Class A Ordinary Shares were delisted, trading of our Class A Ordinary Shares could thereafter be conducted in the over-the-counter market or another market with lower liquidity and more limited quotation information. Any such delisting could harm our ability to raise capital on terms acceptable to us, or at all, could impair our ability to satisfy conditions to purchases under the ELOC Agreement, and could adversely affect our obligations under the Notes and the Registration Rights Agreement. Investors may find it more difficult to dispose of, or to obtain accurate market quotations for, our Class A Ordinary Shares, and the market price of our Class A Ordinary Shares could be materially and adversely affected.

Use of Proceeds

We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Securityholder. However, we may receive proceeds from time to time from the sale of Class A Ordinary Shares to the Selling Securityholder under the ELOC Purchase Agreement, which provides for an aggregate commitment of up to $30 million, subject to the terms and conditions thereof. We may also receive gross proceeds of up to approximately $1.08 million if the Commitment Warrant is exercised in full for cash, but we will not receive any proceeds to the extent the Commitment Warrant is exercised on a cashless basis. As of the date of this prospectus, we have not sold any Class A Ordinary Shares under the ELOC Purchase Agreement. Any proceeds received under the ELOC Purchase Agreement or from the cash exercise of the Commitment Warrant will be used for general corporate and working capital or for other purposes that the board of directors, in its good faith, deems to be in the best interest of the Company.

Dividend Policy

Our board of directors (“Board”) has discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the Board. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our Company may only pay dividends out of profits or share premium, and provided always that, in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, including restrictions on cash dividends and redemptions under the Notes, the amount of distributions, if any, received by us from our subsidiaries, and other factors that the Board may deem relevant.

We have not previously declared or paid any cash dividends and we do not have any present plan to pay any cash dividends on our Class A Ordinary Shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the Cayman Islands. We may rely on dividends, loans, and other distributions on equity paid by our subsidiaries, including our PRC subsidiaries, for our cash requirements, including any payment of dividends or other distributions to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to make loans, pay dividends or make other distributions to us. See “Risk Factors—Risks Related to Doing Business in China.”

Capitalization

The following table sets forth our capitalization as of December 31, 2025 on:

●	an actual basis; and

●	a pro forma as adjusted basis to give effect to give effect to the issuance or agreed issuance of senior convertible promissory notes in the aggregate original principal amount of $1,200,000, for an aggregate purchase price of $1,000,000, pursuant to the Note Purchase Agreement entered into on June 2, 2026.

You should read this information together with our audited consolidated financial statements and related notes incorporated by reference in this prospectus.

As of December 31, 2025:

	Actual(1)	Pro Forma(2)
	USD	USD
Cash and cash equivalents	$1,404,626	$2,404,626
Long-term loans from other financial institutions	$502,352	$502,352
Senior convertible promissory notes	-	$1,200,000
Shareholders’ Equity
Class A ordinary shares, $0.0001 par value, 400,000,000 shares authorized, 8,950,000 shares issued and outstanding on an actual basis and pro forma as adjusted	$895	$895
Class B ordinary shares, $0.0001 par value, 100,000,000 shares authorized, 4,800,000 shares issued and outstanding on an actual basis and pro forma as adjusted	$480	$480
Shares subscription receivables	(1,200)	(1,200)
Additional paid-in capital	7,157,095	7,157,095
Statutory reserves	895,682	895,682
Retained earnings	19,875,861	19,875,861
Accumulated other comprehensive loss	(303,086)	(303,086)
Total Shareholders’ Equity	$27,625,727	$27,625,727
Total Capitalization	$28,128,079	$29,328,079

(1)	The actual column is derived from our audited consolidated financial statements as of December 31, 2025 incorporated by reference in this prospectus.

(2)	The pro forma as adjusted column gives effect to the issuance or agreed issuance of senior convertible promissory notes in the aggregate original principal amount of $1,200,000, for an aggregate purchase price of $1,000,000, pursuant to the Note Purchase Agreement entered into on June 2, 2026, and does not give effect to any future sales of Class A ordinary shares under the Equity Line of Credit Agreement, any conversion of the senior convertible promissory notes, any issuance of Commitment Shares or any exercise of the Commitment Warrant.

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	tax neutrality;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. In addition, certain of our directors and officers are nationals or residents of jurisdictions outside the United States, including the PRC, Hong Kong, Singapore and Canada, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process within the United States upon these persons, or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

PacGate Law Group, our counsel as to Chinese law, has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

According to the Civil Procedure Law of the People’s Republic of China (amended in 2023), if a legally effective judgment or ruling made by a foreign court requires recognition and enforcement by a people’s court of the People’s Republic of China, the party concerned may directly apply to an intermediate people’s court with jurisdiction over for recognition and enforcement, or the foreign court may request recognition and enforcement by a people’s court in accordance with the provisions of an international treaty concluded or acceded to by the country and the People’s Republic of China, or in accordance with the principle of reciprocity.

In the event that the people’s court is of the opinion that the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement does not violate the basic principles of the laws of the People’s Republic of China or the sovereignty, security and public interests of the country after the people’s court reviews the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement in accordance with the international treaties concluded or acceded to by the People’s Republic of China or in accordance with the principle of reciprocity, the people’s court shall issue ruling that recognizes its validity and, if enforcement is necessary, issues an enforcement order, which shall be implemented in accordance with the relevant laws. Those judgments or rulings that violate the basic principles of the laws of the People’s Republic of China or the sovereignty, security and public interests of the country will not be recognized and implemented.

If an award made by a foreign arbitration institution requires recognition and enforcement by the people’s court of the People’s Republic of China, the party concerned shall directly apply to the intermediate people’s court in the place where the person subjected to enforcement has his domicile or where his property is located. The people’s court shall handle the matter in accordance with international treaties concluded or acceded to by the People’s Republic of China or in accordance with the principle of reciprocity.

We have been advised by our counsel as to Cayman Islands law, that it is uncertain whether the courts of the Cayman Islands will entertain original actions brought in the Cayman Islands against us or our directors or officers based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether the courts of the Cayman Islands would recognize or enforce a judgment obtained from the U.S. courts under civil liability provisions of securities laws of the United States. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. We have been further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

In addition, our investors may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our directors or officers named in the prospectus, as judgments entered in the U.S. can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the U.S. in Hong Kong, it must be a final judgment conclusive on the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to the public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts.

Furthermore, foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the U.S. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the U.S. could be enforceable in Hong Kong.

Description of Share Capital

A copy of our second amended and restated memorandum and articles of association as adopted by special resolution passed on May 30, 2024 has been filed as an exhibit to our registration statement on Form F-1 (File No. 333-269681), initially filed with the SEC on February 10, 2023, and is referred to in this section as, respectively, the “memorandum” and the “articles.” The following description summarizes the material provisions of our memorandum and articles and the Cayman Islands Companies Act (Revised) insofar as they relate to the material terms of our Class A Ordinary Shares. This summary is not complete and is qualified in its entirety by reference to our memorandum and articles and the description of our Class A Ordinary Shares included as Exhibit 2.1 to our annual report on Form 20-F for the fiscal year ended December 31, 2025, which is incorporated by reference in this prospectus.

We were incorporated as an exempted company with limited liability under the Cayman Islands Companies Act on April 26, 2022. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Class A Ordinary Shares

All of our issued and outstanding Class A Ordinary Shares are fully paid and non-assessable. Our Class A Ordinary Shares are issued in book-entry form and are issued when registered in our register of members. Unless the Board of Directors determines otherwise, each holder of our Class A Ordinary Shares will not receive a certificate in respect of such Class A Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Class A Ordinary Shares.

Our authorized share capital is $50,000 divided into 500,000,000 ordinary shares, of which 400,000,000 shares are Class A ordinary shares and 100,000,000 shares are Class B ordinary shares, par value $0.0001 per share. Subject to the provisions of the Cayman Islands Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot, with or without confirming rights of renunciation, grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide, provided that no Class B ordinary shares shall be issued without the prior consent of the holders of a majority of the votes of the outstanding Class B ordinary shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Islands Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Each Class B ordinary share is convertible into one (1) Class A ordinary share at any time at the option of the holder thereof, which conversion rate shall be adjusted to account for any subdivision or combination or similar reclassification or recapitalisation of the Class A ordinary shares in issue. The right to convert shall be exercisable by the holder of the Class B ordinary share (the “Converting Class B Shareholder”) delivering a written notice to the Company that such holder elects to convert a specified number of Class B ordinary shares into Class A ordinary shares accompanied by the share certificates in respect of the relevant Class B ordinary shares and/or such other evidence (if any) as the directors may reasonably require to prove the title of the person exercising such right. In no event shall Class A ordinary shares be convertible into Class B ordinary shares.

Any conversion of Class B ordinary shares into Class A ordinary shares pursuant to the articles shall be effected by repurchasing the relevant Class B ordinary shares and in consideration therefor issuing fully-paid Class A ordinary shares in equal number to the Converting Class B Shareholder. Such conversion shall become effective forthwith upon entries being made in the register of members to record the conversion of the relevant Class B ordinary shares as Class A ordinary shares. There is no transfer restriction on our Class B ordinary shares; however, upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Class B ordinary shares validly transferred to the new holder shall be automatically and immediately converted into Class A ordinary shares pursuant to the articles.

As of the date of this Prospectus, there are currently 8,950,000 Class A ordinary shares and 4,800,000 Class B ordinary shares issued and outstanding.

Dividends

Subject to the provisions of the Cayman Islands Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

(a) the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b) the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the Cayman Islands Companies Act requirements regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Unless otherwise required under the Cayman Islands Companies Act or by our articles, holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company. At each general meeting, each shareholder who is present in person or by proxy, or, in the case of a shareholder being a corporation, by its duly authorized representative, will have one (1) vote for each Class A ordinary share and twenty (20) votes for each Class B ordinary share which such shareholder holds. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or by one or more shareholders present in person or by proxy entitled to vote and who together hold not less than 10 percent of the paid up voting share capital of the Company.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by those shareholders entitled to vote who are present in person or by proxy, or, in the case of corporations, by their duly authorized representatives, at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the shareholders who, being entitled to do so, vote in person or by proxy, or, in the case of corporations, by their duly authorized representatives, at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Cayman Islands Companies Act and our memorandum and articles. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share, unless otherwise provided by the terms of issue of the shares of that class, may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a special resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Islands Companies Act, our shareholders may, by ordinary resolution:

(a) increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b) consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c) convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d) sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e) cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Islands Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall, subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made, pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of 10 percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares, whether fully paid up or not, registered in the name of a shareholder, whether solely or jointly with others. The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a) either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b) whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given as prescribed by the articles and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited, which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture.

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary of us and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Islands Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Islands Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors:

(a) issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner its directors determine before the issue of those shares;

(b) with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c) purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Cayman Islands Companies Act, including out of any combination of our capital, profits, share premium account, or the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie, or partly in one and partly in the other, if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Provided that a transfer of Class A Ordinary Shares complies with applicable rules of Nasdaq, a shareholder may transfer Class A Ordinary Shares or Class B Ordinary Shares to another person by completing an instrument of transfer in a common form or, with respect to Class A Ordinary Shares, in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

(a) where the Class A Ordinary Shares or Class B Ordinary Shares are fully paid, by or on behalf of that shareholder; and

(b) where the Class A Ordinary Shares or Class B Ordinary Shares are nil or partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of a Class A Ordinary Share or Class B Ordinary Share until the name of the transferee is entered into the register of members of the Company.

Where the Class A Ordinary Shares or Class B Ordinary Shares in question are not listed on or subject to the rules of Nasdaq, our board of directors may, in its absolute discretion, decline to register any transfer of any Class A Ordinary Share or Class B Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Class A Ordinary Share or Class B Ordinary Share unless:

(a) the instrument of transfer is lodged with us, accompanied by the certificate for the Class A Ordinary Share or Class B Ordinary Share to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b) the instrument of transfer is in respect of only one class of ordinary share;

(c) the instrument of transfer is properly stamped, if required;

(d) the Class A Ordinary Share or Class B Ordinary Share transferred is fully paid and free of any lien in favor of us;

(e) any fee related to the transfer has been paid to us; and

(f) the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 calendar days in any year.

Inspection of Books and Records

Holders of our ordinary share will have no general right under the Cayman Islands Companies Act to inspect or obtain copies of our register of members or our corporate records, except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Islands Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who together hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. In the event that the directors do not convene such meeting for a date not later than 21 clear days after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least five clear days’ notice of a general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting, if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting, and that business’s general nature. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders.

Subject to the Cayman Islands Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence, whether in person or represented by proxy, of one or more shareholders holding shares that represent not less than one-third of the outstanding voting share capital of the Company.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven clear days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is, before or on the declaration of the result of the show of hands, demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than 10 percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the articles, we are required to have a minimum of one director and the maximum number of directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Our board of directors shall have power at any time to appoint any person who is willing to act as a director, either to fill a vacancy or as an addition to the existing board of directors, subject to the total number of directors not exceeding any maximum number fixed by or in accordance with the articles. Any director so appointed shall, if still a director, retire at the next annual general meeting after his appointment and be eligible to stand for election as a director at such meeting.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a) he is prohibited by the law of the Cayman Islands from acting as a director;

(b) he is made bankrupt or makes an arrangement or composition with his creditors generally;

(c) he resigns his office by notice to us;

(d) he only held office as a director for a fixed term and such term expires;

(e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

(f) he is given notice by the majority of the other directors, not being less than two in number, to vacate office, without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director;

(g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of the Nasdaq corporate governance rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of the Nasdaq corporate governance rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Islands Companies Act and our memorandum and articles, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum and articles. However, to the extent allowed by the Cayman Islands Companies Act, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities, with power to sub-delegate, for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking, if any, or any subsidiary undertaking of us or of any third party.

A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which, together with any interest of any person connected with him, is a material interest, otherwise then by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us, and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but, in the absence of some other material interest than is mentioned below, none of these prohibitions shall apply to:

(a) the giving of any security, guarantee or indemnity in respect of:

(i) money lent or obligations incurred by him or by any other person for our benefit or any of our subsidiaries; or

(ii) a debt or obligation of ours or any of our subsidiaries for which the director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b) where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c) any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he, together with persons connected with him, does not to his knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate, or of any third body corporate through which his interest is derived, or of the voting rights available to shareholders of the relevant body corporate;

(d) any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e) any matter connected with the purchase or maintenance for any director of insurance against any liability or, to the extent permitted by the Cayman Islands Companies Act, indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against him or them or the doing of anything to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote, and be counted in the quorum, in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest or as described above.

Capitalization of Profits

The directors may resolve to capitalize:

(a) any part of our profits not required for paying any preferential dividend, whether or not those profits are available for distribution; or

(b) any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman

Islands Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a) to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b) to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Islands Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, a statement of the shares held by each shareholder, and the statement shall：

(i)	distinguish each share by its number (so long as the share has a number);

(ii)	confirm the amount paid or agreed to be considered as paid on the shares of each shareholder;

(iii)	confirm the number and category of shares held by each shareholder;

confirm whether each relevant category of shares held by a member carries voting rights under the articles of association of our company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Cayman Islands Companies Act, the register of members of our company is prima facie evidence of the matters set out therein, that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted, and a shareholder registered in the register of members is deemed as a matter of the Cayman Islands Companies Act to have legal title to the shares as set against its name in the register of members.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved, or any shareholder of our company or our company itself, may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Islands Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Islands Companies Act and the current Companies Act of England and Wales. In addition, the Cayman Islands Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Islands Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders, if a copy of the plan of merger is given to every shareholder of that Cayman Islands subsidiary to be merged unless that shareholder agrees otherwise. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies. Those provisions provide that if a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the creditors or the class of creditors, as the case may be, and also on the company or, where a company is in the course of being wound up, on the liquidator and contributories of the company. Alternatively, if 75% in value of the members or class of members, as the case may be, present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the members or the class of members, as the case may be, and also on the company or, where a company is in the course of being wound up, on the liquidator and contributories of the company. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a) the statutory provisions as to the required majority vote have been met;

(b) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d) the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles, namely the rule in Foss v. Harbottle and the exceptions thereto, so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a) an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b) an act which, although not ultra vires, requires authorization by a qualified or special majority, that is, more than a simple majority, which has not been obtained; and

(c) an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles provide to the extent permitted by law, we shall indemnify each existing or former secretary, director, including alternate director, and any of our other officers, including an investment adviser or an administrator or liquidator, and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director, including alternate director, secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director, including alternate director, secretary’s or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director, including alternate director, secretary or officer in defending, whether successfully or otherwise, any civil, criminal, administrative or investigative proceedings, whether threatened, pending or completed, concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director, including alternate director, secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director, including alternate director, secretary or any of our officers in respect of any matter identified in above on condition that the director, including alternate director, secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director, including alternate director, the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders and provisions that limit the ability of shareholders to requisition and convene general meetings of shareholders. Our second amended and restated memorandum and articles of association allow our shareholders holding shares representing in aggregate not less than ten (10) per cent of the rights to vote to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting.

Under the Cayman Islands Companies Act, our directors may only exercise the rights and powers granted to them under our articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Islands Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however, the courts of the Cayman Islands have held that a director owes the following fiduciary duties: (a) a duty to act in what the director bona fide considers to be the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care, and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care, and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who together hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. In the event that the directors do not convene such meeting for a date not later than twenty-one calendar days after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one calendar days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Islands Companies Act, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles, which include the removal of a director by ordinary resolution, the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors, not being less than two in number, to vacate office, without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director, (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that its shareholders approve, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction, resulting in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Islands Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Islands Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Islands Companies Act and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share, unless otherwise provided by the terms of issue of the shares of that class, may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote. The bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote. If so provided in the certificate of incorporation, they may also be amended by the board of directors. Under the Cayman Islands Companies Act, our articles may only be amended by special resolution of our shareholders.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures, including the acquisition of due diligence information, to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer, appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands, or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer, pursuant to the Terrorism Act (Revised) of the Cayman Islands, or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

By subscribing for shares, the subscriber consents to the disclosure of any information about them to regulators and others upon request in connection with money laundering and similar matters both in the Cayman Islands and in other jurisdictions.

Data Protection — Cayman Islands

This privacy notice explains the manner in which the Company collects, processes and maintains personal data about investors of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

The Company is committed to processing personal data in accordance with the DPA. In its use of personal data, the Company will be characterized under the DPA as a “data controller,” whilst certain of the Company’s service providers, affiliates and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the Company.

For the purpose of this Privacy Notice, “you” or “your” shall mean the subscriber and shall also include any individual connected to the subscriber.

By investing in the Company, the Company and certain of the Company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine the personal data that you provide to us with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the Company to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the Company is subject, (c) where the processing is for legitimate interests pursued by the Company or by a service provider to whom the data are disclosed or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it.

If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the Company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation, whether pending or threatened, in any country or territory including to any other person where we have a public or legal duty to do so, such as to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order.

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor, including, for these purposes, legal arrangements such as trusts or exempted limited partnerships, that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data, and this privacy notice fulfills the Company’s obligation in this respect; (b) the right to obtain a copy of your personal data; (c) the right to require us to stop direct marketing; (d) the right to have inaccurate or incomplete personal data corrected; (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing, of your personal data; (f) the right to be notified of a data breach, unless the breach is unlikely to be prejudicial; (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data; (h) the right to complain to the Office of the Ombudsman of the Cayman Islands; and (i) the right to require us to delete your personal data in some limited circumstances.

If you do not wish to provide us with the requested personal data or subsequently withdraw your consent, you may not be able to invest in our Company or remain invested in our Company as it will affect our ability to manage your investment.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “HXHX.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is VStock Transfer, LLC.

Description of Financing Transactions

Equity Line of Credit Agreement

On June 2, 2026, the Company entered into an Equity Line of Credit Agreement with the Investor, pursuant to which the Investor has committed to purchase up to $30,000,000 of Class A Ordinary Shares, subject to certain limitations and satisfaction of the conditions set forth in the Equity Line of Credit Agreement. In connection with the Equity Line of Credit Agreement and the Note Purchase Agreement, the Company and the Investor also entered into a Registration Rights Agreement.

Under the terms and subject to the conditions set forth in the Equity Line of Credit Agreement, the Company has the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase, subject to the conditions contained therein, up to $30,000,000 of the Company’s Class A Ordinary Shares. Such sales of Class A Ordinary Shares by the Company, if any, will be subject to certain limitations specified in the Equity Line of Credit Agreement and may occur from time to time, at the Company’s election, during the Commitment Period.

Rapid Purchases

Subject to the terms and conditions of the Equity Line of Credit Agreement, during the Commitment Period, except during a PEA Period and except as otherwise provided in the Equity Line of Credit Agreement, we will have the right, but not the obligation, to direct the Investor to purchase Class A Ordinary Shares by delivering a Rapid Purchase Notice. A Rapid Purchase Notice is a written notice delivered to the Investor, with a copy provided concurrently to the Transfer Agent setting forth the number of Purchase Notice Shares that we require the Investor to purchase pursuant to the Equity Line of Credit Agreement.

The number of Purchase Notice Shares set forth in a Rapid Purchase Notice may not exceed the Rapid Purchase Notice Limit, which is generally 20% of the Average Daily Trading Volume immediately preceding receipt of the applicable Rapid Purchase Notice, unless waived by the Investor. The Rapid Purchase Price will equal the average of the three lowest traded prices of the Class A Ordinary Shares during the Rapid Purchase Valuation Period. The Rapid Purchase Valuation Period begins at 9:30 a.m., New York time, on the Business Day on which the Company delivers a Rapid Purchase Notice to the Investor and ends at 4:00 p.m., New York time, on such date.

VWAP Purchases

Subject to the terms and conditions of the Equity Line of Credit Agreement, during the Commitment Period, except during a PEA Period and except as otherwise provided in the Equity Line of Credit Agreement, we will have the right, but not the obligation, to direct the Investor to purchase Class A Ordinary Shares by delivering a VWAP Purchase Notice. A VWAP Purchase Notice is a written notice delivered to the Investor, with a copy provided concurrently to the Transfer Agent setting forth the number of Purchase Notice Shares that we require the Investor to purchase pursuant to the Equity Line of Credit Agreement.

The number of Purchase Notice Shares set forth in a VWAP Purchase Notice may not exceed the VWAP Purchase Notice Limit, which is generally 30% of the Average Daily Trading Volume immediately preceding receipt of the applicable VWAP Purchase Notice, unless waived by the Investor. The VWAP Purchase Price will equal 97% multiplied by the lowest daily VWAP of the Class A Ordinary Shares during the VWAP Purchase Valuation Period. The VWAP Purchase Valuation Period is the three consecutive Business Days commencing on and including the first Business Day immediately following the VWAP Purchase Notice Date.

Other Terms

The Company will control the timing and amount of any sales of Class A Ordinary Shares to the Investor pursuant to the Equity Line of Credit Agreement. The Investor does not have the right to require the Company to sell any Class A Ordinary Shares, but is obligated to purchase shares as directed by the Company, subject to the conditions set forth in the Equity Line of Credit Agreement.

The actual amount and timing of any sales of Class A Ordinary Shares will be determined by the Company at its discretion and will depend on various factors, including, among others, general market conditions, the trading price of the Class A Ordinary Shares, and the Company’s assessment of appropriate funding sources for its operations. The net proceeds that the Company may receive under the Equity Line of Credit Agreement will vary based on the frequency of sales and the prices at which shares are sold to the Investor. The Company currently intends to use any proceeds from such sales for working capital and general corporate purposes.

In the case of purchases under the Equity Line of Credit Agreement, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction occurring during the business days used to compute the purchase price.

The Equity Line of Credit Agreement contains certain covenants and restrictions, including restrictions on certain variable rate transactions and other matters described therein. The Equity Line of Credit Agreement also contains customary representations, warranties, conditions and indemnification obligations of both parties.

In consideration for the Investor’s execution and delivery of the Equity Line of Credit Agreement, the Company agreed to issue to the Investor the Commitment Shares and the Commitment Warrant. The Company may also be required to issue additional Class A Ordinary Shares to the Investor as make-whole shares pursuant to the terms of the Equity Line of Credit Agreement and the other Transaction Documents.

The Commitment Shares are fully earned as of the Effective Date, are not contingent upon the Company submitting a Purchase Notice or the filing or effectiveness of any F-1 registration statement, and are not affected by any termination of the Equity Line of Credit Agreement; provided, however, that the issuance of the Commitment Shares was conditioned on the completion of the initial $500,000 funding by the Investor to the Company under the Note Purchase Agreement.

The Equity Line of Credit Agreement may be terminated by the Company upon five Trading Days’ prior written notice to the Investor, provided that there are no outstanding Purchase Notices under which Class A Ordinary Shares have yet to be issued and the Company has paid all amounts owed to the Investor pursuant to the Equity Line of Credit Agreement. The Equity Line of Credit Agreement may also be terminated at any time by mutual written consent of the parties and will automatically terminate upon the earlier of the end of the Commitment Period and certain bankruptcy-related events described therein.

The Company agreed to pay the Investor a document preparation fee of $20,000, which may be deducted from the applicable Purchase Investment Amount to be paid by the Investor to the Company for the Purchase Notice Shares pursuant to the first Purchase Notice delivered under the Equity Line of Credit Agreement. The Company may elect to pay the document preparation fee by issuing a number of Class A Ordinary Shares equal to the document preparation fee divided by the lowest traded price of the Class A Ordinary Shares on the Business Day immediately prior to the issuance of such shares. The document preparation fee must be paid by the earlier of (i) 90 days after the execution date of the Equity Line of Credit Agreement and (ii) 15 days after the F-1 registration statement goes effective.

Commitment Warrant

In further consideration for the Investor entering into the Equity Line of Credit Agreement, the Company issued to the Investor the Commitment Warrant, which entitles the Investor to purchase up to 2,368,421 Class A Ordinary Shares. The exercise price per share under the Commitment Warrant is $0.456 per Class A Ordinary Share, subject to adjustment as described in the Commitment Warrant. The Commitment Warrant has a two-year term from the Initial Exercise Date.

The Commitment Warrant may be exercised, in whole or in part, on any day on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed notice of exercise. The Commitment Warrant may be exercised for cash or, if at any time after the six-month anniversary of the Initial Exercise Date there is no effective registration statement registering, or no current prospectus available for, the resale by the holder of the Warrant Shares, on a cashless basis pursuant to the formula set forth in the Commitment Warrant.

The Commitment Warrant contains a beneficial ownership limitation pursuant to which the Company may not effect any exercise of the Commitment Warrant, and the holder may not exercise any portion of the Commitment Warrant, to the extent such exercise would result in the holder, together with its affiliates and any other persons acting as a group, beneficially owning more than 4.99% of the Class A Ordinary Shares outstanding immediately after giving effect to such exercise. The holder may increase or decrease the beneficial ownership limitation upon notice to the Company, provided that the beneficial ownership limitation may not exceed 9.99% of the Class A Ordinary Shares outstanding immediately after giving effect to such exercise, and any increase will not become effective until the 61st day after such notice is delivered to the Company.

To the extent the exercise of any portion of the Commitment Warrant requires the Company to receive shareholder approval under the rules of the applicable Trading Market, the Company may not effect such exercise, and the holder may not exercise such portion, unless and until such shareholder approval has been received by the Company. The exercise price and number of Warrant Shares are subject to customary adjustments for share dividends, share splits, combinations, recapitalizations, reclassifications and similar events, and the Commitment Warrant contains customary provisions relating to fundamental transactions.

Note Purchase Agreement and Convertible Promissory Notes

Concurrently with the Equity Line of Credit Agreement, the Company entered into a Note Purchase Agreement with the Investor, pursuant to which the Company agreed to issue and sell to the Investor two senior convertible promissory notes, each in the original principal amount of $600,000, for an aggregate original principal amount of $1,200,000. Each Note has a purchase price of $500,000, resulting in an aggregate purchase price of $1,000,000 and an original issue discount of $100,000 per Note.

The Notes bear interest from the date the Company receives the first funding payment, computed on the outstanding principal value of the applicable Note on the basis of a 360-day year and twelve 30-day months, and are payable in arrears on the Maturity Date. On the Maturity Date, the Company is required to pay to the holder an amount in cash representing the outstanding value of the applicable Note as of the Maturity Date. The Company may prepay any portion of the outstanding principal value, accrued and unpaid interest, and accrued and unpaid late charges, if any, on the terms and conditions set forth in the applicable Note. From and after the occurrence and during the continuance of an Event of Default, the interest rate under the Notes will automatically increase to 15% per annum.

At any time on or after the Issuance Date, the Notes are convertible, at the option of the holder, into validly issued, fully paid, and non-assessable Class A Ordinary Shares. The number of Class A Ordinary Shares issuable upon conversion of any conversion amount will be determined by dividing such conversion amount by the conversion price. The conversion amount includes the portion of the outstanding principal value of the applicable Note being converted, accrued and unpaid interest, accrued and unpaid late charges and any other unpaid amounts pursuant to the transaction documents.

The conversion price of the Notes, as of any conversion date, is equal to the greater of (i) the Floor Price and (ii) 90% of the lowest traded price of the Class A Ordinary Shares over the five trading-day period immediately before the conversion date, subject to adjustment as provided in the Notes. Conversions are subject to the beneficial ownership limitation and other limitations set forth in the Notes.

The Notes contain customary events of default, including, among others, failure to timely file or obtain effectiveness of the applicable registration statement, a lapse in effectiveness or unavailability of the applicable registration statement beyond specified periods, suspension or threatened suspension of trading or listing of the Class A Ordinary Shares on the Principal Market, certain failures to deliver Class A Ordinary Shares upon conversion of the Notes or exercise of the Commitment Warrant, failure to maintain sufficient authorized shares, failure to pay amounts when due, breach of covenants or representations, failure to remove restrictive legends when required, certain defaults on indebtedness, bankruptcy and insolvency events and other events specified in the Notes. Upon an Event of Default, the holder may require the Company to redeem all or a portion of the applicable Note in accordance with its terms, and upon a Bankruptcy Event of Default, the outstanding principal amount of the Notes, plus accrued but unpaid interest and other amounts, may become immediately due and payable or otherwise subject to the remedies set forth in the Notes.

The Note Purchase Agreement and the Notes contain certain covenants and restrictions, including restrictions on incurring indebtedness, liens, restricted payments, cash dividends, transfers of assets, certain variable rate transactions and other matters described therein.

Registration Rights Agreement

In connection with the execution of the Equity Line of Credit Agreement and the Note Purchase Agreement, the Company and the Investor entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement on Form F-1 with the SEC on or before the filing deadline, registering the resale by the Investor of the Registrable Securities.

The Registrable Securities include, among other securities, Class A Ordinary Shares that have been or may be issued or are issuable to the Investor pursuant to the Equity Line of Credit Agreement, the Note Purchase Agreement, the Notes and the Commitment Warrant, including Purchase Notice Shares, Commitment Warrant Shares, Conversion Shares, Commitment Shares, including any Make-Whole Shares, Document Preparation Fee Shares, and any other Class A Ordinary Shares issued or issuable to the Investor pursuant to the Equity Line of Credit Agreement or the Note Purchase Agreement.

The Registration Rights Agreement requires the Company to use its commercially reasonable best efforts to have the registration statement and any amendment thereto declared effective by the SEC as soon as reasonably practicable following the filing thereof, and, subject to allowable grace periods, to keep the applicable registration statement effective and the prospectus available for use for resales of Registrable Securities on a continuous basis at then-prevailing market prices.

The Registration Rights Agreement also contains customary registration procedures, including obligations relating to amendments and supplements to the registration statement and prospectus, prevention and withdrawal of stop orders, listing or quotation of Registrable Securities, delivery of DWAC Shares, cooperation with the Investor, blue sky qualifications, indemnification and other related matters. Under the Registration Rights Agreement, the Company may delay the filing or effectiveness of any registration statement or suspend the Investor’s use of any prospectus during an Allowable Grace Period under certain circumstances, provided that such delay or suspension may not exceed 30 consecutive Business Days or an aggregate of 75 total Business Days in any 365-day period, and may not occur during the applicable valuation period following the applicable purchase notice date for any Purchase Notice Shares.

All of the Company’s reasonable expenses, other than sales or brokerage commissions and fees, incurred in connection with registrations, filings or qualifications pursuant to the Registration Rights Agreement, including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees incurred by the Company, and fees and disbursements of counsel for the Company, shall be paid by the Company. The Company shall reimburse the Investor’s legal counsel for its fees and disbursements in connection with registration, filing, or qualification pursuant to the Registration Rights Agreement which amount shall be limited to $10,000 for each such registration, filing, or qualification.

Effect of Issuances and Sales of Class A Ordinary Shares under the ELOC Agreement, the Commitment Warrant and the Note Purchase Agreement on Our Shareholders

The Class A Ordinary Shares being registered for resale by the Selling Securityholder under this prospectus may be issued to the Selling Securityholder from time to time pursuant to the ELOC Agreement, the Commitment Warrant, the Note Purchase Agreement and the related transaction documents. The resale by the Selling Securityholder of a significant quantity of Class A Ordinary Shares registered for resale under this prospectus at any given time, or the perception that such resales may occur, could cause the market price of our Class A Ordinary Shares to decline and become highly volatile. Under the ELOC Agreement, sales of Purchase Shares, if any, to the Investor will be made at our sole discretion, subject to the satisfaction of the conditions and limitations set forth in the ELOC Agreement, and will depend upon market conditions and other factors. We may ultimately elect to sell to the Investor all, some or none of the Purchase Shares available for sale pursuant to the ELOC Agreement. If we elect to sell Purchase Shares to the Investor pursuant to the ELOC Agreement, after the Investor has acquired such shares, it may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase Class A Ordinary Shares from the Investor under this prospectus at different times will likely pay different prices for such shares and may experience different levels of dilution, including substantial dilution in some cases, and different investment outcomes. Sales by the Investor of Class A Ordinary Shares issued upon conversion of the Notes or exercise of the Commitment Warrant may also adversely affect the market price of, and the market for, our Class A Ordinary Shares as described above and elsewhere in this prospectus. The conversion price of the Notes is subject to the applicable Floor Price, and the exercise price of the Commitment Warrant is not subject to any price-based reset. See also “Risk Factors—Risks Related to this Offering—Investors who purchase Class A Ordinary Shares from the Investor at different times will likely pay different prices.”

Investors may experience a decline in the value of the Class A Ordinary Shares they purchase from the Investor as a result of subsequent sales of Purchase Shares by us to the Investor at prices lower than the prices paid by such investors. In addition, if we sell a substantial number of Purchase Shares to the Investor under the ELOC Agreement, or if investors expect that we will do so, such sales, or the mere existence of our arrangement with the Investor, may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price at which we might otherwise wish to effect such sales.

Because the purchase price per share to be paid by the Investor for the Purchase Shares that we may elect to sell under the ELOC Agreement will fluctuate based on the market price of our Class A Ordinary Shares, as of the date of this prospectus, it is not possible for us to predict the number of Purchase Shares that we will sell to the Investor, the actual purchase price per share to be paid by the Investor for such shares or the actual gross proceeds to be received by us from such sales, if any. The number of Conversion Shares issuable upon conversion of the Notes will also depend in part on the market price of our Class A Ordinary Shares, subject to the applicable Floor Price and the other limitations set forth in the Notes. We are registering 18,000,000 Class A Ordinary Shares for resale under this prospectus, consisting of up to 8,078,421 Purchase Shares, up to an aggregate of 5,121,579 Commitment Shares and Commitment Warrant Shares and up to 4,800,000 Conversion Shares. As of the date of this prospectus, there were 8,950,000 Class A Ordinary Shares, par value $0.0001 per share, issued and outstanding. If all 18,000,000 Class A Ordinary Shares registered for resale under this prospectus were issued and outstanding as of such date, such shares would represent approximately 66.8% of the total number of Class A Ordinary Shares outstanding after giving effect to such issuance. The actual number of Class A Ordinary Shares that we issue to the Investor will depend on a number of factors described elsewhere in this prospectus.

The number of Class A Ordinary Shares ultimately offered for resale by the Selling Securityholder under this prospectus will depend upon the number of Class A Ordinary Shares, if any, that we ultimately issue to the Investor pursuant to the transaction documents. Further, if and when we elect to sell Purchase Shares to the Investor pursuant to the ELOC Agreement, after the Investor has acquired such shares, it may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices.

The issuance of Class A Ordinary Shares to the Selling Securityholder pursuant to the transaction documents will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted. Although the number of Class A Ordinary Shares owned by our existing shareholders will not decrease, such shares will represent a smaller percentage of our total outstanding Class A Ordinary Shares following any such issuance.

Selling Securityholder

This prospectus relates to the resale from time to time, by the Selling Securityholder of up to 18,000,000 Class A Ordinary Shares, which includes (a) up to 8,078,421 Class A Ordinary Shares (the “Purchase Shares”) that we may elect, in our sole discretion, to issue and sell to the Investor from time to time under the Equity Line of Credit Agreement, dated June 2, 2026, by and between us and the Investor (the “ELOC Agreement”), under which we may sell to the Investor up to $30,000,000 of Class A Ordinary Shares, (b) up to an aggregate of 5,121,579 Class A Ordinary Shares consisting of (i) up to 2,753,158 Class A Ordinary Shares issuable to the Investor as consideration for it entering into the ELOC Agreement, including any make-whole shares issuable pursuant to the transaction documents (the “Commitment Shares”), and (ii) up to 2,368,421 Class A Ordinary Shares issuable upon exercise of the Commitment Warrant issued to the Investor (the “Commitment Warrant Shares”), and (c) up to 4,800,000 Class A Ordinary Shares issuable upon conversion of the two senior convertible promissory notes issued to the Investor pursuant to the Note Purchase Agreement, dated June 2, 2026, by and between us and the Investor (the “Note Purchase Agreement”), subject to the applicable floor price under the notes. The exercise price of the Commitment Warrant is fixed and is not subject to any reset provision.

Although the transaction documents provide for the potential issuance of up to an aggregate of 89,407,293 Class A Ordinary Shares to the Investor, only the 18,000,000 Class A Ordinary Shares described above are being registered for resale under the registration statement of which this prospectus forms a part.

The Selling Securityholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any underwriters, broker-dealers or agents that participate in the sale of the Shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

The table below presents information regarding the Selling Securityholder and the Resale Shares that they may offer from time to time under this prospectus. This table is prepared based on information known to us as of July 21, 2026. The number of shares in the column “Maximum Number of Class A Ordinary Shares to be Offered Pursuant to this Prospectus” represents all of the Class A Ordinary Shares that the Selling Securityholder may offer under this prospectus. The Selling Securityholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Securityholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Securityholder regarding the sale of any of the shares.

The Selling Securityholder may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholder” in this prospectus, we mean the person listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholder’s interest in our securities after the date of this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Class A Ordinary Shares with respect to which the Selling Securityholder has voting and investment power. The percentage of Class A Ordinary Shares beneficially owned by the Selling Securityholder prior to the offering shown in the table below is based on an aggregate of 8,950,000 Class A Ordinary Shares outstanding as of the date of this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Securityholder pursuant to this prospectus.

	Number of Class A Ordinary Shares Owned Prior to Offering		Maximum Number of Class A Ordinary Shares to be Offered Pursuant to this	Number of Class A Ordinary Shares Owned After Offering
Name of Selling Securityholder	Number(1)	Percent	Prospectus	Number(2)	Percent
Mermaid Money(3)	470,061	4.99%	18,000,000	0	0%

(1)	Such shares are issuable upon exercise of the Commitment Warrant and/or upon conversion of the Notes that Mermaid Money may obtain under a 4.99% beneficial ownership limitation set forth in the terms of the Commitment Warrant and the Notes. The full conversion of the Notes and/or the exercise of the Commitment Warrant would exceed this limitation. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the Shares that the Selling Securityholder may be required to purchase under the ELOC Agreement, because the issuance of such Shares is solely at our discretion and is subject to conditions contained in the ELOC Agreement, the satisfaction of which are entirely outside of the Selling Securityholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. Also, the ELOC Agreement prohibits us from issuing and selling any shares of our Common Stock to the Selling Securityholder to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by the Selling Securityholder, would cause the Selling Securityholder’s beneficial ownership of our Common Stock to exceed the 4.99% beneficial ownership limitation.

(2)	Assumes the sale of all Shares being offered pursuant to this prospectus.

(3)	The business address of Mermaid Money is 32 North Gould St, Sheridan, WY 82801. Tatiana Layla Mendiratta is the managing partner of Mermaid Money and, as such, has voting and disposition control over the Shares.

Taxation

The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in our securities is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change. The discussion under “United States Federal Income Tax Considerations” below is a summary of certain material U.S. federal income tax considerations generally applicable to U.S. Holders of the ownership and disposition of our Ordinary Shares. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States.

Cayman Islands Taxation

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our company levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands are not party to any double tax treaties which are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required under Cayman Islands laws on the payment of a dividend or capital to any holder of Ordinary Shares, nor will gains derived from the disposal of Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of our ordinary shares or on an instrument of transfer in respect of our ordinary shares except those which hold interests in land in the Cayman Islands.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, being 23 November 2023, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding, in whole or in part of, any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Mainland China Taxation

Under the PRC EIT Law and its implementation rules, an enterprise established outside mainland China with a “de facto management body” within mainland China is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, production, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued the Circular of the SAT on Issues Relating to Identification of mainland China-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the De Facto Standards of Organizational Management, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a mainland China-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by mainland China enterprises or mainland China enterprise groups, not those controlled by mainland China individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a mainland China enterprise or a mainland China enterprise group will be regarded as a mainland China tax resident by virtue of having its “de facto management body” in mainland China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in mainland China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in mainland China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in mainland China; and (iv) at least 50% of voting board members or senior executives habitually reside in mainland China.

Further to SAT Circular 82, the SAT issued the SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters. Our Company is a company incorporated outside mainland China. As a holding company, its sole asset is its share ownership of its direct subsidiary, a Hong Kong company, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside mainland China. As such, we do not believe that our Company meets all of the conditions above or is a mainland China resident enterprise for mainland China tax purposes. However, the tax resident status of an enterprise is subject to determination by the mainland China tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us. If the PRC tax authorities determine that our Cayman Islands holding company is a mainland China resident enterprise for mainland China enterprise income tax purposes, a number of unfavorable mainland China tax consequences could follow. For example, a 10% withholding tax would be imposed on dividends we pay to our non-mainland China enterprise shareholders. In addition, non-resident enterprise shareholders may be subject to mainland China tax on gains realized on the sale or other disposition of ordinary shares, as if such income is treated as sourced from within mainland China. Furthermore, if we are deemed a mainland China resident enterprise, dividends paid to our non-mainland China individual shareholders and any gain realized on the transfer of ordinary shares by such shareholders may be subject to mainland China tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether in practice non-mainland China shareholders of our Company would be able to obtain the benefits of any tax treaties between their country of tax residence and mainland China in the event that we are treated as a mainland China resident enterprise.

United States Federal Income Tax Considerations

The following is a summary of certain material U.S. federal income tax considerations generally applicable to U.S. Holders of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code or applicable United States Treasury regulations.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Sale or Other Disposition of Ordinary Shares

Subject to the PFIC rules discussed below, a U.S. holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long-term if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gain of individuals and other non-corporate U.S. holders is generally eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations.

In the event that we are treated as a mainland China “resident enterprise” under the Enterprise Income Tax Law and gain from the disposition of the Ordinary Shares is subject to tax in mainland China, a U.S. holder that is eligible for the benefits of the income tax treaty between the United States and mainland China may elect to treat the gain as mainland China source income. If a U.S. holder is not eligible for the benefits of the income tax treaty or fails to make the election to treat any gain as foreign source, then such U.S. holder may not be able to use the foreign tax credit arising from any mainland China tax imposed on the disposition of the Ordinary Shares unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). U.S. holders are advised to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances and the election to treat any gain as mainland China source.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares, unless the U.S. holder makes a mark-to-market election as described below, the U.S. holder will generally be subject to special tax rules with respect to (i) any “excess distribution” that we make to the U.S. holder (which generally means any distribution paid during a taxable year to a U.S. holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of our Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. holder’s holding period for the Ordinary Shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. holder’s holding period prior to the first taxable year in which we are a PFIC, or pre-PFIC year, will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares and any of our non-United States subsidiaries is also a PFIC, such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of these rules. U.S. holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to our Ordinary Shares, provided that the Ordinary Shares are regularly traded on the Nasdaq Capital Market.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. holder who makes a mark-to-market election with respect to our Ordinary Shares will generally continue to be subject to the general PFIC rules with respect to such U.S. holder’s indirect interest in any investments held by us that are treated as equity interests in a PFIC for United States federal income tax purposes. If a mark-to-market election is made, the U.S. holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of the Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. holder makes an effective mark-to-market election, in each year that we are a PFIC, any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income, and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the Ordinary Shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

If a U.S. holder makes a mark-to-market election with respect to a PFIC and such corporation ceases to be a PFIC, the U.S. holder will not be required to take into account the mark-to-market gain or loss described above during any period in which such corporation is not a PFIC.

We do not intend to provide information necessary for U.S. holders to make qualified electing fund elections, which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. holder owns our Ordinary Shares during any taxable year in which we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

Plan of Distribution

We are registering the Class A Ordinary Shares to permit the resale of these Class A Ordinary Shares, including Class A Ordinary Shares issuable under the ELOC Agreement, upon conversion of the Notes or upon exercise of the Commitment Warrant, by the Selling Securityholder and its successors and assigns from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholder of the Class A Ordinary Shares. However, we may receive proceeds from sales of Class A Ordinary Shares to the Selling Securityholder under the ELOC Agreement, subject to the terms and conditions thereof, and may receive proceeds upon any cash exercise of the Commitment Warrant. We will bear all fees and expenses incident to our obligation to register the Class A Ordinary Shares.

The Selling Securityholder may sell all or a portion of the Class A Ordinary Shares covered hereby from time to time directly or through one or more broker-dealers or agents. If the Class A Ordinary Shares are sold through broker-dealers or agents, the Selling Securityholder will be responsible for brokerage commissions or agent’s commissions. The Class A Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Class A Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the Selling Securityholder to sell a specified number of such Class A Ordinary Shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law, subject to the terms and restrictions of the transaction documents.

If the Selling Securityholder effects such transactions by selling Class A Ordinary Shares to or through broker-dealers or agents, such broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholder or commissions from purchasers of the Class A Ordinary Shares for whom they may act as agent or to whom they may sell as principal, which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transactions involved. The Selling Securityholder may also loan or pledge Class A Ordinary Shares to broker-dealers that in turn may sell such shares.

The Selling Securityholder may pledge or grant a security interest in some or all of the Class A Ordinary Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Class A Ordinary Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholder also may transfer and donate the Class A Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling owners for purposes of this prospectus.

The Selling Securityholder and any broker-dealer participating in the distribution of the Class A Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. With respect to the Class A Ordinary Shares issuable pursuant to the ELOC Agreement, the Selling Securityholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. At the time a particular offering of the Class A Ordinary Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Class A Ordinary Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholder and any discounts, commissions, or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Class A Ordinary Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Class A Ordinary Shares may not be sold unless such Class A Ordinary Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Securityholder will sell any or all of the Class A Ordinary Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Securityholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Class A Ordinary Shares by the Selling Securityholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Class A Ordinary Shares to engage in market-making activities with respect to the Class A Ordinary Shares. All of the foregoing may affect the marketability of the Class A Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Class A Ordinary Shares.

Once sold under the registration statement, of which this prospectus forms a part, the Class A Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

Expenses Related To This Offering

Set forth below is an itemization of the total expenses, which are expected to be incurred in connection with the registration of the Class A Ordinary Shares offered by the Selling Securityholder. With the exception of the SEC registration fee, all amounts are estimates.

SEC registration fee	US$	1,280.19
Legal fees and expenses	US$	85,000
Accounting fees and expenses	US$	18,000
Miscellaneous expenses	US$	15,000
Total	US$	119,280.19

Legal Matters

The validity of the securities offered by this prospectus and other legal matters concerning this offering relating to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters relating to U.S. law will be passed upon for us by GH Law Firm LLC.

Experts

The consolidated financial statements of Haoxin Holdings Limited and its subsidiaries as of December 31, 2025, and for the year ended December 31, 2025, incorporated by reference in this prospectus, have been so incorporated in reliance upon the report of PKF Littlejohn LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Haoxin Holdings Limited and its subsidiaries as of December 31, 2024, and for each of the two years ended December 31, 2024, incorporated by reference in this prospectus, have been so incorporated in reliance upon the report of Marcum Asia CPAs LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find Additional Information

We have filed a registration statement, including relevant exhibits and schedules, with the SEC on Form F-1 under the Securities Act with respect to the underlying securities to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our securities.

All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

Incorporation Of Certain Information By Reference

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with or furnished to the SEC:

●	Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 30, 2026;

●	Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on June 4, 2026 and July 24, 2026, in each case to the extent expressly incorporated by reference herein; and

●	the description of our Class A Ordinary Shares included as Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, together with all amendments and reports filed for the purpose of updating that description.

All annual reports on Form 20-F and any amendment thereto and any report on Form 6-K, or portion thereof, that expressly indicates it is being incorporated by reference in this prospectus, in each case, that we file with or furnish to the SEC prior to the termination or completion of the offering under this prospectus, including all such reports or documents we may file with or furnish to the SEC on or after the date on which the registration statement of which this prospectus is a part is first filed with the SEC and prior to the effectiveness of the registration statement, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing or furnishing of such reports and documents. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Up to 18,000,000 Ordinary Shares

HAOXIN HOLDINGS LIMITED 昊鑫控股有限公司
(incorporated in Cayman Islands)

PROSPECTUS

Aug 25, 2026

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

The Company’s articles of association provide that, subject to the Companies Act, every person who is at any time a director or other officer of the Company may be indemnified out of the assets of the Company against all liabilities incurred by them in performing their duties or the exercise of their powers or otherwise in relation to such company. Generally, under the Companies Act, a company may not indemnify its directors against personal liability covering: liability to the company in cases where the company sues the director (i.e., only liability to third parties can be the subject of an indemnity); liability for fines for criminal conduct or fines imposed by a regulator; or other liabilities, such as legal costs, in criminal cases where the director is convicted, or in civil cases brought by the company where the final judgment goes against the director.

The Company’s articles of association also provide that, subject to the provisions of the Companies Act, the board of directors shall have power to purchase and maintain insurance at the expense of the Company for or for the benefit of any persons who are or were at any time directors, officers or employees of the Company, against any liability incurred by such persons in respect of any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to the Company arising out of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company.

The Company will enter into a deed of indemnity with each of its directors and officers. Except as prohibited by applicable law, these deeds of indemnity may require the Company, among other things, to indemnify its directors and officers for certain liabilities, costs, charges, expenses, judgments, settlements, compensation and other awards, damages and losses (including any direct, indirect or consequential losses and all interest, penalties, fines, taxes and legal costs (calculated on a full indemnity basis) and all other reasonable professional costs and expenses) incurred by such directors and officers in any acts or omissions while in the course of acting or purporting to act as a director or officer of the Company or any subsidiary undertaking of the Company which otherwise arises by virtue of the director or holding or having held such a position.

Item 7. Recent Sales of Unregistered Securities

During the last three years, Haoxin Holdings Limited has not issued or sold unregistered securities to any person, except as described below.

On June 2, 2026, the Company entered into a Note Purchase Agreement with Mermaid Money, a United States limited liability company, pursuant to which the Company agreed to issue and sell to Mermaid Money two senior convertible promissory notes, each in the original principal amount of $600,000, for an aggregate original principal amount of $1,200,000. The aggregate purchase price for the Notes is $1,000,000. The Notes are convertible into Class A Ordinary Shares, par value $0.0001 per share, of the Company, subject to the terms and limitations set forth in the Notes.

On June 2, 2026, in connection with the Equity Line of Credit Agreement entered into by the Company and Mermaid Money, the Company issued to Mermaid Money a Class A Ordinary Share Purchase Warrant, or the Commitment Warrant, to purchase up to 2,368,421 Class A Ordinary Shares at an exercise price of $0.456 per share, subject to adjustment and the other terms and limitations set forth in the Commitment Warrant.

On June 2, 2026, the Company also entered into an Equity Line of Credit Agreement with Mermaid Money, pursuant to which Mermaid Money agreed to purchase from the Company, from time to time, up to $30,000,000 of Class A Ordinary Shares, subject to the terms and conditions set forth therein. In consideration for Mermaid Money’s execution and delivery of, and agreement to perform under, the Equity Line of Credit Agreement, the Company agreed to issue and deliver to Mermaid Money Commitment Shares, determined in accordance with the terms of the Equity Line of Credit Agreement. As of the date of this registration statement, the Company has not sold any Class A Ordinary Shares to Mermaid Money under the Equity Line of Credit Agreement.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe each of these transactions was, or will be, exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering. The recipient of the securities in each of these transactions represented its intention to acquire the securities for investment only and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends were or will be placed on the certificates or book-entry records, as applicable, issued in these transactions. The recipient had adequate access, through its relationship with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 8. Exhibits and Financial Statement Schedules.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

HAOXIN HOLDINGS LIMITED 昊鑫控股有限公司

Exhibit Index

Exhibit Number	Description of Document

3.1	Form of Amended and Restated Memorandum and Articles of Association of HAOXIN HOLDINGS LIMITED 昊鑫控股有限公司 (incorporated by reference to Exhibit 3.1 to Form F-1/A filed on March 18, 2025 and incorporated by reference herein)

4.1	Form of Representatives’ Warrants (incorporated by reference to Exhibit 2.2 to the Annual Report on Form 20-F filed with the SEC on April 30, 2026)

4.2	Form of Class A Ordinary Share Purchase Warrant

4.3	Description of Securities of the Registrant (incorporated by reference to Exhibit 2.1 to the Annual Report on Form 20-F filed with the SEC on April 30, 2026)

5.1	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A Ordinary Shares being registered

8.1	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.2	Opinion of Global Law Office regarding certain PRC tax matters

10.1	Form of Note Purchase Agreement, dated June 2, 2026, by and between HAOXIN HOLDINGS LIMITED and the investor named therein

10.2	Form of Convertible Promissory Note

10.3	Form of Equity Line of Credit Agreement, dated June 2, 2026, by and between HAOXIN HOLDINGS LIMITED and the investor named therein

10.4	Form of Registration Rights Agreement, dated June 2, 2026, by and between HAOXIN HOLDINGS LIMITED and the investor named therein

14.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 11.1 of the Annual Report on Form 20-F filed with the SEC on April 30, 2026)

21.1	Significant subsidiaries

23.1	Consent of PKF Littlejohn LLP with respect to HAOXIN HOLDINGS LIMITED 昊鑫控股有限公司

23.2	Consent of Marcum Asia CPAs LLP with respect to HAOXIN HOLDINGS LIMITED 昊鑫控股有限公司

23.3	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibits 5.1 and 8.1 hereto)

24.1	Power of Attorney (included on signature page)

107	Filing Fee Table

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

(d)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ningbo, China, on August 25, 2026.

HAOXIN HOLDINGS LIMITED

By:	/s/ Zhengjun Tao
Name:	Zhengjun Tao
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zhengjun Tao as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant (the “Securities”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zhengjun Tao	Chief Executive Officer, Director	August 25, 2026
Zhengjun Tao	(Principal Executive Officer)

/s/ Yuhan Zhao	Chief Financial Officer, Director	August 25, 2026
Yuhan Zhao	(Principal Financial Officer and Principal Accounting Officer)

/s/ Meng Wan	Director	August 25, 2026
Meng Wan

Signature of Authorized Representative in the United States

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of HAOXIN HOLDINGS LIMITED 昊鑫控股有限公司, has signed this registration statement or amendment thereto in New York, NY on August 25, 2026.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President of Cogency Global Inc.